UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

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HERITAGE-CRYSTAL CLEAN, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HERITAGE-CRYSTAL CLEAN, INC.
2175 Point Boulevard, Suite 375
Elgin, Illinois  60123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 1, 2019

To the Shareholders of Heritage-Crystal Clean, Inc.:

The Annual Meeting of Shareholders of Heritage-Crystal Clean, Inc. (the “Company”) will be held at the Company's corporate headquarters located at 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123 on May 1, 2019, at 9:00 a.m., Central Time, for the following purposes:

1.	To elect two directors to serve as Class II Board Members for terms of three years;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2019;

3.	To hold an advisory vote on named executive officer compensation for fiscal 2018;

4.	To approve the adoption of the 2019 Incentive Award Plan

5.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 26,000,000 shares to 31,000,000 shares.

6.     To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 4, 2019 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Whether or not you expect to attend the Annual Meeting, we encourage you to vote your shares as soon as possible. Please sign, date, and mail the included proxy card in the envelope provided. It is important that your shares be represented at the Annual Meeting, whether your holdings are large or small.

By Order of the Board of Directors,

Mark DeVita, Chief Financial Officer

March 22, 2019

Important Notice Regarding the Availability of Proxy Materials
 for the Annual Meeting of Shareholders To Be Held On May 1, 2019.

Our Proxy Statement and Annual Report to Shareholders for fiscal 2018 are available on Heritage-Crystal Clean, Inc.'s website at www.crystal-clean.com under “Investor Relations.”

You may also request hard copies of these documents free of charge by writing to:
Heritage-Crystal Clean, Inc.
2175 Point Boulevard, Suite 375
Elgin, Illinois  60123
Attention: Chief Financial Officer

Table of Contents

About the 2019 Annual Meeting	4
Voting Procedures	4
Other	6
Proposal 1: Election of Directors	7
Section 16(a) Beneficial Ownership Reporting Compliance	9
Securities Beneficially Owned by Management and Principal Shareholders	10
Corporate Governance	11
Compensation Discussion and Analysis	15
Compensation Committee Report	22
Named Executive Officer Compensation	22
Non-Employee Director Compensation	31
Relationships and Related Person Transactions	31
Report of the Audit Committee	33
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm	33
Proposal 3: Advisory Vote on Compensation of Named Executive Officers	34
Proposal 4: To approve the adoption of the 2019 Incentive Award Plan	36
Proposal 5: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 26,000,000 shares to 31,000,000 shares.	20
Shareholder Proposals	44
Householding of Annual Meeting Materials	45
Availability of Certain Documents	45
Other Matters	45

HERITAGE-CRYSTAL CLEAN, INC.
2175 Point Boulevard, Suite 375
Elgin, Illinois  60123

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 1, 2019

About the 2019 Annual Meeting

This Proxy Statement is being made available to the shareholders of Heritage-Crystal Clean, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 1, 2019 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments or postponements of that meeting. The Notice of Internet Availability with respect to the Annual Meeting is being mailed on or about March 22, 2019 to shareholders of record as of March 4, 2019, and this Proxy Statement and the Annual Report to Shareholders for fiscal 2018 have been made available to you on the Internet on or about March 22, 2019. You may request a physical copy of this Proxy Statement and Annual Report by writing to the Chief Financial Officer of the Company at Heritage-Crystal Clean, Inc., 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123.

Voting Procedures

Voting Rights.  Only shareholders who owned common stock of the Company at the close of business on March 4, 2019 (the "record date") may attend and vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. On the record date, 24,051,896 shares of common stock were outstanding. Shareholders are entitled to one vote per share of common stock that they own as of the record date on each matter that may properly come before the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete, and deliver a legal proxy from your broker, bank, or nominee. Your broker, bank, or nominee has enclosed a voting instruction card for you to use in directing the broker, bank, or nominee regarding how to vote your shares.

Quorum. The presence, in person or by properly executed proxy, of a majority of the outstanding common stock as of the record date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters will be counted as shares present and entitled to vote in determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on particular matters, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote on the non-routine matter. The ratification of the appointment of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for fiscal 2019 and Proposal 4 to approve an amendment to the Company's Amended and Restated Certificate of Incorporation are each considered a routine matter on which a broker has the discretion to vote if instructions are not received from the client. All other items being considered at the Annual Meeting are considered non-routine matters. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for purposes of determining the number of votes cast on these proposals and will not affect the outcome of these non-routine matters, except that non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

The inspector of election appointed for the Annual Meeting will determine the number of shares of our common stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote. Directors are elected under Proposal 1 by a plurality of all of the votes cast, in person or by proxy. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Abstentions and broker non-votes have no effect on the election of directors, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes.

Each of Proposals 2, Proposal 3, and Proposal 5 will be approved if holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal are voted in favor of the proposal. Abstentions will have the effect of a no vote and broker non-votes will have no effect on the outcome of these proposals.

Proposal 4 will be approved if holders of seventy-five percent (75%) of all shares entitled to vote thereon vote in favor of the proposal. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the proposal.

All common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR all proposals listed in the Notice of Annual Meeting attached to this Proxy Statement. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement that will come before the Annual Meeting.

Any proxy given by a holder of record pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Such proxies may be revoked by:

•	changing your vote using the online voting method described under "How to cast your vote" below, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted :

•	filing with the Chief Financial Officer of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy;

•	filing with the Chief Financial Officer of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy;

•	duly executing and dating a subsequent proxy relating to the common stock and delivering it to the Chief Financial Officer of the Company at or before the Annual Meeting; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of proxy).

Any written notice revoking a proxy should be sent to: Heritage-Crystal Clean, Inc., 2175 Point Boulevard, Suite 375, Elgin, Illinois  60123, Attention: CFO.  If you hold your shares in “street name,” you must follow the directions provided by your broker, bank, or nominee to revoke your proxy.

“Notice and Access”

The Company has elected to use the "Notice and Access" method of providing your proxy materials via the Internet. This process provides you with a convenient way to access your proxy materials and vote your shares, while also allowing us to conserve natural resources and reduce the costs of printing and shipping the proxy materials to you. On or about March 22, 2019, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials which includes instructions on how to access our proxy statement and our 2018 Annual Report on-line. The Notice also includes instructions on how to vote via the Internet and how to obtain a paper copy of the proxy materials.

How to cast your vote

•	Vote by Internet - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  You will need the 16-digit control number on the Notice of Internet Availability or proxy card.

•	Vote by Telephone - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

•	Vote by Mail
You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

•	Vote in Person at the Annual Meeting
See "Voting Procedures" on page 3.

•	Electronic Delivery of Future Proxy Materials
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Other

The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mail, proxies may be solicited personally, over the Internet, or by telephone or facsimile transmission, by directors, officers, or employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the soliciting material to the beneficial owners of common stock held of record by such persons and will be reimbursed for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

The date of this Proxy Statement is March 22, 2019.
_____________________

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, our shareholders will vote on the nomination of two directors to be elected as Class II Board Members for three-year terms expiring at the 2022 Annual Meeting. The Board is divided into three classes, denominated as Class I, Class II, and Class III. Members of each class hold office for staggered three-year terms. The terms of the current Class II Board Members expire on the date of the 2019 Annual Meeting. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and, unless otherwise specified in a proxy by a shareholder, to vote such proxy for the election of the persons named below as nominees. In the event any of the nominees should become unable or unwilling to serve as a director, proxies may be voted for another nominee recommended by the Board.

Directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast.

Nominees for Election at the 2019 Annual Meeting.

The following table sets forth certain information with respect to the two director nominees, each of whom is currently a Class II Board Member.

Name	Age	Principal Occupation and Other Information

Brian Recatto	54
Mr. Recatto has served as a Director on our Board since July, 2012 and was appointed President and Chief Executive Officer of the Company. Mr. Recatto previously served as President U.S. Operations for Gibson Energy Inc., one of the largest independent midstream energy companies in Canada and a major participant in the crude oil transportation business in the U.S. Gibson purchased OMNI Energy Services, where Mr. Recatto had served since 2007 in various operating and executive positions, in October 2012. In his tenure at OMNI, Mr. Recatto served in various roles from 2007, including Vice President and Chief Operating Officer from 2007 to 2008; and as President and Chief Executive Officer since 2008. Mr. Recatto served as President of Charles Holston, Inc., a waste management and environmental cleaning company, from 2004 to 2007. Mr. Recatto has served in various operating and executive positions with Philip Services Corporation, an environmental and industrial services company, from 1997 to 2004, including roles as General Manager of Gulf Coast Waste Operations from 1997 to 1999, Senior Vice President, By-Products Services Group from 1999 to 2002 and President, Industrial Services Division from 2002 to 2004. Mr. Recatto also served as President of Meklo, Inc., an industrial waste management company from 1991 to 1997; Founder of Emras, Inc., an environmental consulting firm from 1990 to 1991; and Director of Sales and Marketing for Marine Shale Processors, Inc., a hazardous waste disposal facility from 1987 to 1990. Mr. Recatto holds a Bachelor of Science in Finance degree from Louisiana State University. Mr. Recatto has served as a director of OMNI Environmental Solutions since 2018.

The Board has concluded that Mr. Recatto should be a Director of the Company due to his position as Chief Executive Officer of the Company and due to his significant executive experience in environmental waste handling services with a variety of companies coupled with his role as President and Chief Executive Officer.

Charles E. Schalliol	71
Mr. Schalliol has served as a Director on our Board since March 2008. Mr. Schalliol served as the Director, Office of Management and Budget, State of Indiana, from 2004 to 2007. Mr. Schalliol served as the President and CEO of BioCrossroads, Indiana’s life science initiative, from 2003 to 2004. Mr. Schalliol served in various executive positions, including strategic planning and investment banking, with Eli Lilly & Company from 1978 to 2003. Mr. Schalliol has served as Chairman of the Board of Directors of First Merchant’s Corporation since 2007 and as a director since 2004. Mr. Schalliol is also a director of three venture capital funds and several other for profit and not for profit organizations. Mr. Schalliol holds a business degree with high distinction from Indiana University and a law degree from Yale University.

The Board has concluded that Mr. Schalliol should be a director of the Company because of his financial and executive experience with the above entities and other Board experience.  His legal experience also benefits the Company.

The Board recommends a vote FOR approval of the director nominees.
______________________

The following tables set forth information with respect to our directors who are not up for election at the 2019 Annual Meeting.

Class III Directors - Terms Expire in 2020.

Name	Age	Principal Occupation and Other Information

Bruce Bruckmann	65
Mr. Bruckmann has served as a Director on our Board since 2004. Mr. Bruckmann has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc., a private equity investment firm, since January 1995. From March 1994 to January 1995, Mr. Bruckmann served as Managing Director of Citicorp Venture Capital, Ltd. and as an executive officer of 399 Venture Partners, Inc. (formerly Citicorp Investments, Inc.). From 1983 until March 1994, Mr. Bruckmann served as Vice President of Citicorp Venture Capital, Ltd. Mr. Bruckmann is also a director of Mohawk Industries, Ind., a floor covering manufacturer and H & E Equipment Services, Inc., a renter and distributor of industrial and construction equipment. Mr. Bruckmann also serves as director for three private companies.

The Board has concluded that Mr. Bruckmann should be a Director of the Company because of his extensive experience in investing in and advising public and private companies. His broad exposure to financing and funding issues also benefits the Company.

Carmine Falcone	72
Mr. Falcone has served as a Director on our Board since March 2008. Mr. Falcone served in various operating and executive positions with the Shell Group from 1968 through 2004, including roles as Executive Vice President, Oil Products, Shell Canada, as Director - Strategic Planning for Global Oil Products, Shell International, and from 1999 to 2004 as Vice President Manufacturing and Supply, Shell Oil Products USA. Mr. Falcone is currently Chairman of the Board of Hightowers Petroleum of Cincinnati (Fuels Distribution) and Chairman of the Board of The Plaza Group of Houston (Chemicals Marketing). Mr. Falcone also serves as Lead Director for the Board of Northwest Refining of Calgary (Oil Sands Project). Mr. Falcone holds a Chemical Engineering degree with honors from McGill University.

The Board has concluded that Mr. Falcone should be a Director of the Company because of his demonstrated skills in engineering and management with one of the worlds largest and most preeminent diversified oil companies. Mr. Falcone’s expertise is also helpful to the Company in evaluating growth opportunities.

Robert W. Willmschen, Jr.	71
Mr. Willmschen has served as a Director on our Board since March 2008. Mr. Willmschen served as Chief Financial Officer of Safety-Kleen from 1981 to 1997 and as Controller of Safety-Kleen from 1979 to 1981. He was Executive Vice President, Finance of ABC Rail Products Corporation for approximately one year in 1998. Since 1999, Mr. Willmschen has been engaged in managing his private investments. Mr. Willmschen also has nine years experience in public accounting, including Audit Manager with Arthur Andersen LLP.

The Board has concluded that Mr. Willmschen should be a Director of the Company because of his demonstrated financial experience in the Company’s industry area. His CPA and public accounting experience is also beneficial to the Company and he is a designated financial expert for the Board.

Class I Directors - Terms Expire in 2021.

Name	Age	Principal Occupation and Other Information

Fred Fehsenfeld, Jr.	68
Mr. Fehsenfeld has served as a Director on our Board since 1999. Mr. Fehsenfeld has served as Chairman of the Board of Directors of Calumet Specialty Products Partners, L.P. (“Calumet Partners”) since 2006. Mr. Fehsenfeld has served as the Vice Chairman of the Board of the predecessor to Calumet Partners since 1990. Mr. Fehsenfeld has worked for the Heritage Group in various capacities since 1977 and has served as its Managing Trustee since 1980. Mr. Fehsenfeld received his B.S. in Mechanical Engineering from Duke University and his M.S. in Management from the Massachusetts Institute of Technology Sloan School.

The Board has concluded that Mr. Fehsenfeld should be a Director and Chairman of the Company’s Board because of his significant executive experience referred to above, as well as the fact that his significant stock ownership in the Company aligns his interests with those of other shareholders. Mr. Fehsenfeld’s engineering and management training and senior leadership roles in other companies also benefit the Company.

Jim Schumacher	52
Mr. Schumacher has served as a Director on our Board since December 2017. He is currently a principal with GRE Capital, LLC, an Indianapolis-based private equity firm. Prior to co-founding GRE, he served as President and CEO of Heritage Underground Gasification from the company’s formation in 2009. From 2007 through 2009, he served as Senior Vice President at Mascoma Corporation, a Boston-based VC-backed cellulosic biofuels company where he was responsible for raising capital, developing strategic alliances, and developing a path to commercialization. Prior to Mascoma, he was a partner at the law firm DLA Piper in Palo Alto, California where he represented public and private technology companies in M&A, VC investments, capital markets transactions, securities law compliance, and general business counseling.

Mr. Schumacher serves on the Investment Committee of Heron Capital. In addition, he serves on the Board of Directors for The Mind Trust and Second Helpings. He graduated with honors from Indiana University School of Law - Indianapolis and holds a B.A. from Purdue University.

The Board has concluded that Mr. Schumacher should be a Director of the Company because of his extensive experience in investing in and advising public and private companies. Additionally, his broad exposure to entrepreneurial ventures will benefit the Company when acquisition opportunities arise.

There are no arrangements or understandings between any director or director nominee and any other persons pursuant to which he or she was selected as a director nominee. None of our directors are a party to any agreement that would require disclosure pursuant to Stock Market Rule 5250(b)(3) of The NASDAQ Market LLC ("NASDAQ"), where the Company's Common Stock is listed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of the Company's common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with during fiscal 2018, except that, due to administrative errors, a Form 3 due on December 14, 2017 was filed on June 13, 2018 for Jim Schumacher; Form 4s due on May 4, 2018 were filed on May 9, 2018 for Bruce Bruckmann, Robert Willmschen, Charles Schalliol, Carmine Falcone, and Fred Fehsenfeld; a Form 4 due on February 27, 2018 was filed on May 9, 2018 for Brian Recatto; and Form 4s to be filed on May 4, 2018 and May 22, 2018 were filed on June 14, 2018 and January 3, 2019, respectively, for Jim Schumacher.

 SECURITIES BENEFICIALLY OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 4, 2019 for:

•	each director and named executive officer;

•	each person or entity who is known by us to own beneficially more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 4, 2019 through the exercise of any stock option, warrant, or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address of each director and named executive officer listed below is Heritage-Crystal Clean, Inc., 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123.

Name	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Common Stock
Directors:
Fred Fehsenfeld, Jr. (2)(3)(4)	1,038,896	4.3%
Bruce Bruckmann	118,705	*
Robert Willmschen, Jr.	50,220	*
Charles Schalliol	48,611	*
Jim Schumacher	3,070	*
Carmine Falcone	2,720	*

Beneficial Owners owning more than 5% of common stock (other than directors and named executive officers):
The Heritage Group (2)(3)(4)	5,005,444	20.8%
ArrowMark Colorado Holdings (7)	2,477,613	10.7%
Fehsenfeld Family Trusts (2)(3)(4)	1,540,959	6.4%
T. Rowe Price Associates, INC. (8)	1,499,689	6.5%
Cove Street Capital (6)	1,273,234	5.5%

Named Executive Officers:
Brian Recatto(5)	522,959	2.2%
Ellie Bruce	80,506	*
John Lucks	24,655	*
Mark DeVita(1)	83,341	*
Tom Hillstrom	43,912	*
All directors and executive officers as a group (11 persons) (9)	2,017,595	8.4%
____________

* Less than 1%

(1)	Includes the options to exercise 1,199 shares of Common Stock held by Mark DeVita.

(2)
Mr. Fehsenfeld disclaims beneficial ownership of the shares of common stock owned by these family members except to the extent of his pecuniary interest therein. In addition, Mr. Fehsenfeld serves as one of nine trustees who together are empowered to act on behalf of The Heritage Group. Mr. Fehsenfeld disclaims beneficial ownership of the shares of Common Stock owned by The Heritage Group listed in the table above, and discussed in footnote (3) below, except to the extent of his pecuniary interest therein, and none of the shares held by The Heritage Group are included in the shares listed in the table above as being beneficially owned by Mr. Fehsenfeld. In addition, the above amount does not include the 1,540,959 shares of Common Stock held by the Fehsenfeld Family Trusts, for which Mr. Fehsenfeld is a co-trustee, as discussed further in footnote (4) below. The address of this shareholder is 5400 West 86th Street, Indianapolis, Indiana 46268.

(3)
Based on a Schedule 13G/A filed with the SEC on February 3, 2015. The Heritage Group is a general partnership formed under the laws of the State of Indiana. As discussed below in footnote (4), the Fehsenfeld Family Trusts own all of the outstanding general partner interests in The Heritage Group. None of the shares held by the Fehsenfeld Family Trusts are included in the shares as being beneficially owned by The Heritage Group or by Fred Fehsenfeld as discussed in footnote (2) above, and footnote (4) below. We have been advised that nine trustees, acting on behalf of each of these trusts, have the duty and have been empowered to carry out the purposes of the general partnership pursuant to the Articles of Partnership. The nine trustees are Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, Nicholas J. Rutigliano, William S. Fehsenfeld, Megan Arlinghaus, Clare Stoner Fehsenfeld, Geoff Dillon, Amy M. Schumacher, and Jeffrey A. Laborsky. The address of The Heritage Group is 5400 West 86th Street, Indianapolis, Indiana 46268.

(4)
The Fehsenfeld Family Trusts consist of 29 trusts that collectively own all of the outstanding general partner interests in The Heritage Group as well as two other trusts established for the benefit of certain members of the Fehsenfeld family. We have been advised that six trustees hold the voting rights to these shares. The six trustees are Fred M. Fehsenfeld, Jr., Amy M. Schumacher, Sara Morris, Katie Dillion, Fred M. Fehsenfeld III, and Courtney Fehsenfeld. None of the shares held by Fred Fehsenfeld or The Heritage Group are included in the shares as being beneficially owned by the Fehsenfeld Family Trusts. Mr. Fehsenfeld disclaims beneficial ownership of the shares of Common Stock owned by the Fehsenfeld Family Trusts except to the extent of his pecuniary interest therein. The address of each of the Fehsenfeld Family Trusts is 5400 West 86th Street, Indianapolis, Indiana 46268. See footnotes (2) and (3) above.

(5)	Includes grant of 500,000 shares of restricted common stock subject to certain performance criteria. (see "Agreements with Mr. Recatto") of which 62,500 shares vested in March 2018.

(6)	Based on Schedule 13G/A filed with the SEC on February 13, 2019. The address of this shareholder is 2101 E. El Segundo Boulevard, Suite 302, El Segundo, CA 90245

(7)	Based on Schedule 13G filed with the SEC on February 14, 2019. The address of this shareholder is 100 Fillmore Street, Suite 325, Denver, Co 80206.

(8)	Based on Schedule 13G filed with the SEC on February 14, 2019. The address of this shareholder is 100 East Pratt Street, Baltimore, MD 21289.

(9)	Does not include shares held by The Heritage Group and the Fehsenfeld Family Trusts described in footnotes (2), (3) and (4) above.

CORPORATE GOVERNANCE

General

Our business and affairs are managed under the direction of our Board of Directors. Our Board currently consists of seven directors. Our Board of Directors has an audit committee, a compensation committee, and a nominating and governance committee (the “nominating and governance committee”). Fred Fehsenfeld, Jr. serves as the Chair of our Board.

Director Independence

Our Board of Directors is comprised of a majority of independent directors. In general, the Board of Directors determines whether a director is independent by following the listing standards of the Nasdaq Global Select Market (the “Nasdaq listing standards”), the SEC, and other factors it may deem relevant. The Board of Directors has determined that each of the following directors is independent under Nasdaq listing standards: Bruce Bruckmann, Carmine Falcone, Charles E. Schalliol, and Robert W. Willmschen, Jr.

Board Meetings

The Board of Directors met five times during fiscal 2018. Each director attended at least 75% of all Board and applicable committee meetings held during fiscal 2018.

The Audit Committee

The audit committee met five times in fiscal 2018. The audit committee's responsibilities include appointing, terminating, evaluating, and setting the compensation of our independent registered public accounting firm; meeting with the independent registered public accounting firm to review the scope, accuracy, and results of the audit; making inquiries as to the adequacy of our accounting, financial, and operating controls; and reviewing all material related party transactions. Mr. Willmschen is the Chair, and Messrs. Falcone and Schalliol are the other members of the audit committee. The Board of Directors has determined that Messrs. Willmschen, Falcone, and Schalliol are independent in accordance with Nasdaq listing standards and the rules and regulations of the SEC. In addition, the Board of Directors has also determined that Mr. Willmschen is an "audit committee financial expert" in accordance with the standards established by the SEC. All members of the audit committee are financially literate. The audit committee charter is available both on our website and in print.  See "Availability of Certain Documents."

The Compensation Committee

The compensation committee met five times during fiscal 2018. Mr. Schalliol is the Chair, and Messrs. Falcone and Bruckmann are the other members of the compensation committee. All members of the compensation committee are independent in accordance with Nasdaq listing standards.

The compensation committee's responsibilities include, among other duties, the responsibility to:

•
review and approve corporate goals and objectives relevant to the compensation of executive officers, evaluate the performance of executive officers in light of those goals and objectives, and recommend the compensation level of executive officers based on this evaluation. The compensation and performance of the Chief Executive Officer (CEO) is also then reviewed with and subject to approval by the Board;

•administer incentive compensation plans and equity-based plans established or maintained by the Company from time to time, including the 2008 Omnibus Incentive Plan (the "2008 Plan") and the proposed 2019 Plan;

•review succession plans concerning positions held by executive officers; and

•recommend to the Board the compensation for Board members; and

•
retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties, in its sole discretion, but only after taking into consideration factors relevant to the adviser's independence from management as specified under Nasdaq listing standards. The compensation committee shall be directly responsible for the appointment, compensation, and oversight of the work of any adviser retained by the Committee, and shall have sole authority to approve the adviser's fees and other terms and conditions of the adviser's retention.

The compensation committee charter is available both on our website and in print. See "Availability of Certain Documents."

A description of the Company's processes and procedures for the consideration and determination of executive compensation is included in the section entitled "Compensation Discussion and Analysis" below.

The Nominating and Governance Committee

The nominating and governance committee met one time during fiscal 2018. Mr. Falcone is the Chair, and Messrs. Willmschen and Schalliol are the other members of the nominating and governance committee. All the members of the nominating and governance committee are independent, and were independent during their tenure as members of the nominating and governance committee, in accordance with Nasdaq listing standards. The role of the nominating and governance committee is to develop and recommend to our Board criteria for Board and committee membership, review the qualifications of candidates for director, nominate candidates for election to our Board, oversee our corporate governance policies and practices, develop and recommend to our Board corporate governance guidelines, and oversee a review of the performance of our Board and its committees at least annually. The nominating and governance committee charter is available both on our website and in print. See "Availability of Certain Documents."

Annual Meeting Attendance Policy

We expect all Board members to attend the annual meeting of shareholders, but from time to time other commitments may prevent all directors from attending each meeting. All of our directors attended our annual meeting of shareholders in fiscal 2018.

Compensation Committee Interlocks and Insider Participation

During fiscal 2018, no executive officer of the Company served on the Board of Directors or compensation committee of any other company with respect to which any member of the compensation committee was engaged as an executive officer. No member of the compensation committee was an officer or employee of the Company during fiscal 2018, and no member of the compensation committee was formerly an officer of the Company.

Director Nominations

The nominating and governance committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The nominating and governance committee considers recommendations of potential candidates from current directors, management, and shareholders. Shareholders' nominations for directors must be made in writing and include the nominee's written consent to the nomination and sufficient background information on the candidate to enable the nominating and governance committee to assess his or her qualifications.

For consideration at the 2020 Annual Meeting, director nominations must be delivered to the Chief Financial Officer of the Company no later than the close of business on January 31, 2020, but no earlier than the close of business on January 1, 2020.

Article II, Section 9 of our bylaws sets forth the process for submitting director nominations. Notice of nomination must include: (i) with respect to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) the name and address of the shareholder who intends to make the nomination (including the beneficial owner, if any, on whose behalf the proposal is made) as they appear on the Company's books, (iii) the number of shares of common stock owned beneficially and of record by such shareholder submitting the nomination (including those owned by the beneficial owner, if any, on whose behalf the proposal is made) as of the date such notice is given, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business; and (v) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect.

Although neither the nominating and governance committee nor the Board has a diversity policy, the Board is committed to a diversified membership in terms of both the individuals involved and their various experiences and areas of expertise. The nominating and governance committee has not established specific minimum age, education, years of business experience, or specific types of skills for potential director candidates but, in general, expects that qualified candidates will have ample experience and a proven record of business success and leadership. Nominees for director shall be selected on the basis of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties. Board members are expected to diligently prepare for, attend, and participate in all Board and applicable committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member's service as a director. The Board applies these criteria in evaluating candidates nominated by stockholders as well as in evaluating those recommended by other sources. The committee also considers whether candidates would be “independent” for purposes of the Nasdaq listing standards and SEC rules and regulations. These general criteria are reviewed annually by the nominating and governance committee and the Board to ensure they remain pertinent and robust.

As provided in its charter, the nominating and governance committee follows procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the Board and in evaluating the background and qualifications of those candidates. Those processes can include consideration of nominees suggested by an outside search firm, incumbent Board members, and shareholders.

We have not received any shareholder recommendations of director candidates with regard to the election of directors covered by this Proxy Statement.

Communications with the Board

Shareholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail to either the Board of Directors, an individual director or directors, or Chair of the nominating and governance committee with respect to the non-management directors c/o Chief Financial Officer, 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123.

The Board has instructed the Chief Financial Officer to review all communications so received and to exercise his discretion not to forward to the Board correspondences that are inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions), and personal grievances. However, any director may at any time request the Chief Financial Officer to forward any and all communications received by the Chief Financial Officer but not forwarded to the directors.

With oversight from the Audit Committee, we have established procedures to receive, retain, and address employee complaints submitted to Heritage-Crystal Clean, Inc. regarding accounting, internal accounting controls, or auditing matters (collectively, “Accounting Matters”) and the confidential, anonymous submission by employees of concerns regarding Accounting Matters.  The Policy on Complaint Procedures for Accounting and Audit Matters is available on our website at www.crystal-clean.com under "Investor Relations" and "Corporate Governance." See "Availability of Certain Documents."

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all executive officers, directors, and employees. The Code of Business Conduct and Ethics defines each individual's obligations when representing the Company. Our Code of Business Conduct and Ethics is available both on the Company's website and in print upon request.  See "Availability of Certain Documents."

Board Leadership Structure, and Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. We also believe that separation of the positions reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company and creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability, and improving the ability of the Board of Directors to monitor whether management's actions are in the best interests of the Company and its shareholders. Mr. Recatto served as Lead Director in fiscal 2016, but resigned that position on January 31, 2017 in connection with his appointment as President and Chief Executive Officer of the Company.

We have established an enterprise risk management committee composed of six members of senior management. The goal of the enterprise risk management committee is to continually evaluate the risks of the business, including operational, financial, legal and regulatory, and strategic and reputational risks, in order to ensure potential exposure is addressed in a timely manner. The committee meets four times per year and provides regular updates to the Audit Committee on areas of material risk to the Company. The Audit Committee receives reports from the enterprise risk management committee to enable it to understand our risk identification, risk management, and risk mitigation strategies. The Audit Committee may periodically ask our executives to discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability. At times, another committee may receive updated reports concerning risks to the Company.

Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. We have reviewed our compensation policies and practices for our employees, and we do not believe such policies and practices encourage individuals to take unreasonable risks, and we have determined that any risks arising from the compensation programs are not reasonably likely to have a material adverse effect on the Company.

Our nominating and governance committee manages risks associated with the independence of the Board of Directors.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, at their discretion they may inform the entire Board of Directors of significant risks through committee reports. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

In addition to our formal compliance program, the Board of Directors encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company.

Stock Ownership or Anti-Hedging Policy

We do not have any equity or other security ownership guidelines or any anti-hedging policy. Each of our executive officers owns equity in our Company.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objective

The objective of our executive compensation program is to attract and retain the best suited individuals with the knowledge and capability to run our business to achieve the performance expectations set by our shareholders. Our philosophy is to keep the executive officer compensation program well-defined and easily understood and to link each executive's compensation to the success of the business, with a focus on continuous growth and development of sustainable shareholder value. Our compensation committee determines the amount of each element of compensation, as well as the overall mix of compensation elements, based on our objective of recruiting and retaining valuable employees and remaining competitive within our industry. Our compensation committee makes compensation determinations in accordance with information that its members have gathered in their many years of industry experience supplemented with the engagement from time to time of outside consultants.

Named Executive Officers

In this Compensation Discussion and Analysis, we discuss the compensation packages and fiscal 2018 compensation of Brian Recatto, our President, Chief Executive Officer (CEO); John Lucks, our Senior Vice President of Sales and Marketing; Mark DeVita, our Chief Financial Officer; Ellie Bruce, our Vice President of Business Management and Marketing, and Tom Hillstrom, our Vice President of Strategic Operations and Acquisitions. These officers constituted our “named executive officers” for fiscal 2018. Further details relating to the compensation paid to our named executive officers in fiscal 2018 and their employment arrangements with the Company can be found in the “Summary Compensation Table” and the supplemental tables that follow it. Mr. Lucks retired from the Company effective February 1, 2019.

Compensation Committee

The compensation committee determines and approves the compensation of our executive officers. The compensation committee is appointed by the Board, in part, to oversee the programs under which performance is evaluated and compensation is paid or awarded to our executive officers.

The agenda for each meeting of the compensation committee is determined by its Chair. The compensation committee had five meetings in fiscal 2018. Certain members of the compensation committee also met with senior management to evaluate the performance of management. Mr. Recatto, our President and CEO, participated in compensation committee meetings when serving as President and Chief Executive Officer, other than when his compensation was discussed, to provide an assessment of the performance of each named executive officer and other senior management and to provide recommendations of compensation. Once the compensation committee determined Mr. Recatto's compensation for fiscal 2018, Mr. Recatto had the opportunity to discuss his compensation with the compensation committee.

Our compensation committee annually reviews the compensation of each of our executive officers and makes recommendations to our Board of Directors for approval. The compensation committee did not use consultants in determining 2018 compensation. To establish compensation for each named executive officer, the members of the compensation committee used their collective knowledge and experience, together with the experience of other Board members and our CEO, regarding the compensation standards in the industry in which the Company operates.

Components of Executive Compensation

Our executive officer compensation program has the following components:

Base Pay

Base pay is intended to provide our executives with recurring compensation that reflects our size as well as the employment market for our executive officers. Each executive's individual experience, responsibilities, and performance are also taken into consideration. Base salary also takes total compensation into consideration to ensure that our philosophy regarding overall compensation is maintained. The base pay component of compensation is reviewed annually by the compensation committee. The compensation committee generally bases salary increases on the growth and performance of the Company, individual job performance, and the Company's objectives described above under “Compensation Discussion and Analysis - Executive Compensation Objective.” The allocation of total compensation between base salary and other components of compensation is determined by the compensation committee in accordance with information that the members have gathered in their many years of industry experience and based upon the compensation committee's assessment of what form of compensation will more effectively motivate the performance of each named executive officer to generate growth of the Company.

Non-Equity Incentive Plan Compensation

The Heritage-Crystal Clean, Inc. Performance-Based Annual Incentive Plan, which we refer to as the Annual Incentive Plan, is administered by the compensation committee, under the Company's 2008 Omnibus Incentive Plan (the "2008 Plan"). Under the Annual Incentive Plan, the compensation committee has the authority to grant annual incentive awards to our executive officers or other key employees. Each annual incentive award will be paid based on a percentage of base salary for each executive officer for a performance period. Typically, the performance period is our fiscal year. The compensation committee will establish a target bonus amount to each designated participant for each performance period as a percentage of his or her base pay and attainment of specified performance measures subject to adjustment in the sole discretion of the compensation committee. In no event may the target as a percentage of base pay for a participant who is a covered employee for purposes of Section 162(m) of the Code be increased in any way after it has been allocated, but such portion may be decreased by the compensation committee.

In fiscal 2018, the compensation committee set target cash bonuses as a percentage of each executive officer's base pay. The compensation committee determined that bonuses under the 2018 Annual Incentive Plan should be based upon personal success targets as well as a percentage tied to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) of the Company after adjusting for non-cash compensation expense.

	Threshold	Target	Maximum
EBITDA	43.9	48.5	55.0
Award Payout (Percentage of Target)	5%	100%	150%

In fiscal 2018, the compensation committee allocated 2018 Annual Incentive Plan bonuses based upon the following target percentages of base pay to the named executive officers: 50% to John Lucks, 45% to Mark DeVita, 45% to Ellie Bruce, and 30% to Tom Hillstrom. The Company did not achieve 5% of its EBITDA targeted goal in 2018 as the Company's EBITDA before non-cash compensation was $37.7 million and therefore, no bonuses were awarded based on the targeted percentages determined by the compensation committee in fiscal 2018. However, in January 2019, the compensation committee awarded bonuses to named executive officers equal to 46% of the cash targeted amount of the 2018 Plan due to the high level of effort expended by the named officers in fiscal 2018. No 2018 Annual Incentive Plan bonus was awarded to Brian Recatto based on his employment agreement.

The following table sets forth the EBITDA target allocations and amounts paid out as a cash bonus under the Annual Incentive Plan to the named executive officers in fiscal 2017 and fiscal 2018:

	Fiscal 2017 Non-discretionary Percentage of Employee's Base Pay	Total Annual Incentive Bonus Fiscal 2017		Fiscal 2018 Non-discretionary Percentage of Employee's Base Pay	Fiscal 2018 Annual Incentive Bonus
			Other		Threshold	Target	Maximum	Actual	Other (1)
Brian Recatto	N/A	N/A	N/A	N/A	$—	$—	$—	$—	$—
John Lucks	48%	$228,070	$—	40%	$—	$65,620	$98,430	$—	$30,185
Mark DeVita	35%	$141,502	$—	75%	$—	$98,894	$148,341	$—	$45,491
Ellie Bruce	43%	$154,806	$—	50%	$—	$56,250	$84,375	$—	$25,875
Tom Hillstrom	20%	$62,916	$—	40%	$—	$26,400	$39,600	$—	$12,144
(1) Reflects discretionary bonuses at 46% the cash targeted amount of the 2018 Plan.

In fiscal 2018, the compensation committee allocated Annual Incentive Plan bonuses based upon the following target percentages of base pay to the named executive officers: 50% to John Lucks, 45% to Mark DeVita, 45% to Ellie Bruce, and 30%

to Tom Hillstrom. The Company did not achieve 5% of its EBITDA targeted goal in 2018 as the Company's EBITDA before non-cash compensation was $37.7 million and therefore, no bonuses were awarded based on the targeted percentages determined by the compensation committee in fiscal 2018. However, in January 2019, the compensation committee did award an EBITDA results based bonuses at 46% of the cash targeted amount of the 2018 Plan due to the high level of effort expended during fiscal 2018. No 2018 Plan bonus was awarded to Brian Recatto based on his employment agreement.

Personal Success Award

The compensation committee allocated part of the Annual Incentive Plan bonuses based on the achievement of personal strategic business goals. These personal success awards are intended to incentivize executive officers to focus on specific business objectives that are critical to the individual’s role at the Company. Achievement of personal success award targets range from 5% to 150% of target. The following table sets forth the personal success target allocations and amounts paid out as a cash bonus under the Annual Incentive Plan to the named executive officers for service performed in fiscal 2018:

	Fiscal 2018 Non-discretionary Percentage of Employee's Base Pay	Fiscal 2018 Annual Incentive Bonus
		Threshold	Target	Maximum	Actual
Brian Recatto	N/A	$—	$—	$—	$—
John Lucks	60%	$—	$98,430	$147,645	$98,430
Mark DeVita	25%	$—	$32,965	$49,447	$57,965
Ellie Bruce	50%	$—	$56,250	$84,375	$70,313
Tom Hillstrom	60%	$—	$39,600	$59,400	$39,600

The fiscal 2018 personal success award goals for each executive officer and the weighting of each individual goal, along with the compensation committee's determination of the achievement of the goals are summarized as follows:

•	Mr. Lucks: : meet Environmental Services segment growth targets, drive SG&A cost reductions year over year, and reduce branch and hub TRIR year over year.

•
Mr. DeVita: drive SG&A cost reductions year over year. Upon review, the compensation committee approved the target for Mr. DeVita's performance. In addition, the compensation committee awarded an additional $25,000 discretionary bonus to Mr. DeVita for his leadership and oversight of IT department special projects.

•	Ms. Bruce: achieve budgeted product sales targets, and drive SG&A cost reductions year over year.

•	Mr. Hillstrom: close and successfully integrate three acquisitions, reduce disposal costs year over year, and add solidification capabilities at certain facilities.

In February 2019, the compensation committee established incentive targets for fiscal 2019. The compensation committee determined that the aggregate amount of the 2019 Annual Incentive Plan will be awarded to eligible named executive officers on a sliding scale based upon certain personal success targets, and EBITDA performance goals after adjusting for non-cash compensation expense.

Long-Term Equity Compensation

We are committed to long-term incentive programs for our executives that promote our long-term growth and encourage employee retention and stock ownership. In the past, we made annual grants of equity to our executive officers under our 2008 Plan and, subject to stockholder approval, we intend to continue to make awards under the 2019 Plan. We do not have any formal policy with respect to allocations between stock options and restricted stock awards. We believe that stock options and restricted stock awards align employees' interests with stockholders. As co-owners of our business, we believe that each of our executive officers has a significant financial interest in the long-term success of our company. We have encouraged employees to purchase equity interests in our Company, and we determine the amount of long-term equity compensation to be offered to the employee based upon job responsibilities, years of service, and employee reviews. We believe that our executive officers should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate, and retain qualified and talented executives.

We believe that our long-term equity compensation program achieves the goal of aligning the executives' compensation with our long-term growth, and thus aligns the executives' interests with our stockholders' interests. We adopted the 2008 Plan in connection with our initial public offering in fiscal 2008. The 2008 Plan permitted the issuance of long-term incentive awards to our employees, non-employee directors, and employees of our subsidiaries to promote the interests of our company and our stockholders. It was designed to promote these interests by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability, and financial success of our company. The 2008 Plan expired in March 2018 and we have submitted the 2019 Incentive Award Plan to stockholders for approval in Proposal 4 which provides a summary of the 2019 Plan. As of March 4, 2019, a total of 341,187 shares of our common stock was subject to outstanding awards granted under the 2008 Plan; an additional 257,024 shares were available for new award grants when the 2008 Plan expired in March 2018.

For the 2018 Long-Term Incentive Plan award (the “2018 LTIP”), the compensation committee allocated a pool for granting stock awards based on the fair market value of the awards on the date of grant. Based on the fair market value of the Company's common stock on the date of grant, the actual shares awarded under the 2018 LTIP would change, but the pool would remain a set dollar amount based on the financial performance of the Company in fiscal 2018.

In the first quarter of fiscal 2018, the compensation committee set targets for the fiscal 2018 LTIP, and each LTIP participant was given a target amount of the pool as a percentage of his or her base pay. The long-term incentive award targets were based upon the Company's business plan for EBITDA of the Company after adjusting for non-cash compensation expense. The compensation committee allocated the following LTIP bonus amounts based upon target percentages of base salary for the named executive officers: 100% to Brian Recatto, 65% to John Lucks, 45% to Mark DeVita, 45% to Ellie Bruce and 30% to Tom Hillstrom. The target percentages of base pay were in-line to those in fiscal 2017.

	Threshold	Target	Maximum
EBITDA	43.9	48.5	55.0
Award Payout (Percentage of Target)	5%	100%	150%

In fiscal 2018, the Company's EBITDA before non-cash compensation was $37.7 million which did not meet the minimum threshold for payout of the 2018 LTIP. However, due to the high level of effort expended by the named executive officers in fiscal 2018, the compensation committee decided to make discretionary restricted stock awards to all of the executive officers for their performance in fiscal 2018 based on results at 46% of cash targeted amount of the 2018 LTIP.

The following table sets forth the percentage of the 2018 LTIP that was designated to each of the named executive officers compared to certain information from 2018.

	Fiscal 2017 Percentage of Employee's Base Pay	Fiscal 2017 Restricted Stock Awards	Fiscal 2018 Percentage of Employee's Base Pay	Fiscal 2018 Dollar Value of Restricted Shares to be Awarded
				LTIP Threshold	LTIP Target	LTIP Maximum	LTIP Actual	Other (1)
Brian Recatto (2)	100%	$525,000	100%	$—	$426,250	$639,375	$—	$196,075
John Lucks	65%	$312,096	65%	$—	$213,266	$319,899	$—	$—
Mark DeVita	40%	$161,717	45%	$—	$131,859	$197,789	$—	$60,655
Ellie Bruce	45%	$163,912	45%	$—	$112,500	$168,750	$—	$51,750
Tom Hillstrom	30%	$94,374	30%	$—	$66,000	$99,000	$—	$30,360

(1) Reflects discretionary stock awards based on achieving results at 46% of cash targeted amount of the 2018 LTIP discussed above and which vest in three equal annual increments during period starting January 1, 2020 and ending January 1, 2022
(2) Mr. Recatto's shares vest immediately upon grant, subject with respect to the awards under the 2018 LTIP award, stockholder approval of the 2019 Plan.

In February 2019, the compensation committee established incentive targets for fiscal 2019 LTIP. The compensation committee determined that the aggregate amount of 2019 LTIP would be awarded to named executive officers on a sliding scale and be based on certain EBITDA performance goals after adjusting for non-cash compensation expense. Awards granted to the Chief Executive Officer vest immediately upon grant in accordance with the terms of his employment agreement. Awards granted to all other employees vest in three equal annual increments during the period starting January 1, 2021 and ending January 1, 2023. Because the 2008 Plan expired in April 2018, the 2018 LTIP awards were granted under the 2019 Plan, subject to stockholder approval of Proposal 4.

Special Incentive Program

As part of a Special Incentive Program (the “SIP”), on April 13, 2018, the Company granted restricted awards to the named executive officers, a portion of which shall vest on April 13, 2022 based on the executive’s continued employment through this date, and a portion of which will vest on April 13, 2022 based on the Company’s level of performance with regard to certain market conditions. Because the 2008 Plan expired in March 2018, the stock awards under the SIP were amended so that they are granted under and subject to stockholder approval of the 2019 Plan. The number of shares awarded to each named executive officer is set forth below:

	Grant Date	Target	Maximum
Name

John Lucks(1)	4/13/2018	55,416	96,979
Mark DeVita(1)	4/13/2018	55,416	96,979
Ellie Bruce(1)	4/13/2018	55,416	96,979
Tom Hillstrom(2)	4/13/2018	35,000	61,250
(1) Executive officers received 18,470 of employment service shares and 36,946 of target performance shares.
(2) Mr. Hillstrom received 11,667 of employment service shares and 23,333 of target performance shares.

Performance criteria

If the participant remains in continuous service with the Company through the last day of the performance period, the participant will be entitled to the number of performance shares, if any, determined to be earned by the participant under the terms and conditions of the Program. In addition to this requirement, the total number of performance shares earned and vested under the Program shall be determined by applying the Company’s relative total shareholder return ("TSR") for the performance period as compared to its peer group to one-half of the target number of performance shares per each individual's grant, and applying the Company’s relative TSR for the performance period as compared to the companies in the S&P 600 index to the other half of the target number of performance shares in accordance with the following:

•	The first calculation will compare the Company’s TSR relative to the TSR of the companies in its peer group over the performance period.

•	The second calculation will compare the Company’s TSR relative to the TSR of the companies in the S&P 600 index over the performance period.

•	The peer group will be ranked from highest TSR expressed as the growth rate over the performance period to lowest TSR expressed as the growth rate over that same period

•
The number of performance shares earned based on relative TSR shall then be determined as follows: (1) the performance shares payable with respect to one-half of the target shares under this Program shall be determined by comparing the Company’s TSR expressed as the growth rate over the performance period to the growth rate in the TSR over that same period by companies in the peer group and based upon the following chart, and (2) the performance shares payable with respect to the other half of the target shares under this Program shall be determined by comparing the Company’s TSR expressed as the growth rate over the performance period to the growth rate in the TSR over the same period by the companies in the S&P 600 index and based upon the following chart.

Level of Performance	Company's Percentage Ranking in TSR with Respect to the Group	Performance Shares Earned as Percent of Target
Superior	90th Percentile and above	175%
Target	75th Percentile	100%
Less than target	50th Percentile	50%
Below Threshold	Below 25th Percentile	0%

TSR=	(Ending Stock Price + Dividends Paid)	-1
Beginning Stock Price

For any relative TSR between the 25th and 50th percentiles, 50th and 75th percentiles, or between the 75th and 90th percentiles, the payout percentage of the target shall be interpolated as noted in the chart. Notwithstanding any other provision of the Program and in accordance with the terms of the plan, the maximum aggregate payout under this program with respect to performance shares shall not exceed 175% of the total target number of performance shares under this program.

Peer Group Companies

Company	Ticker	Company	Ticker	Company	Ticker
Advanced Disposal Systems	ADSW	Ecology and Environment	EEI	Tennant Company	TNC

Aegion	AEGN	Exponent	EXPO	TRC Companies	TRR

Badger Daylighting	BAD	Matrix Service	MTRX	UniFirst	UNF

Biffa plc	BIFF	Preformed Line Products	PLPC	US Ecology	ECOL

Casella Waste Systems	CWST	Newalta Corp	NAL	Vertex Energy	VTNR

CECO Environmental	CECE	Republic Services	RSG	Waste Connections	WCN

CIRCOR	CIR	Sharps Compliance	SMED	Waste Management	WM

Clean Harbors	CLH	Stericycle	SRCL

Covanta Holding Corp	CVA	Team	TISI

The Compensation Committee used Faegre Baker Daniels, LLC regarding the design and implementation of the Special Incentive Program to provide compensation advice, competitive survey data and other reference market information related to trends and competitive practices in executive compensation.

 Employment Agreement of Chief Executive Officer

On December 6, 2016, the Company and Mr. Recatto entered into an Executive Employment Agreement effective February 1, 2017 when he assumed the position of President and Chief Executive Officer. As part of this agreement, Mr. Recatto received a restricted stock award of 500,000 shares of common stock, which vests through January 2021 based primarily on the market price of the common stock of the Company. Of this award, 62,500 shares vested on March 14, 2018. See “Employment Agreements and Potential Payments upon Termination or Change-In-Control.”

Other Employment Agreements of Named Executive Officers

In March 2017, we entered into employment agreements with Mr. DeVita and Ms. Bruce. For a summary of these agreements, see “Employment Agreements and Potential Payments upon Termination or Change-In-Control.”

Our Non-Qualified Deferred Compensation Plan

In connection with our initial public offering in fiscal 2008, we adopted the Heritage-Crystal Clean, Inc. Non-Qualified Deferred Compensation Plan, which is designed to provide a select group of highly compensated employees and non-employee directors the benefits of a non-qualified, unfunded plan of deferred compensation subject to Section 201(2) of ERISA and the provisions of Section 409A of the Internal Revenue Code. Under the plan, all non-employee directors will be permitted to make an irrevocable election to defer the receipt of all or a portion (not less than 25%) of their annual retainer and/or meeting fees into a nonqualified, unfunded deferred compensation plan. In addition, select employees will be entitled to make an irrevocable election to defer receipt of up to 75% of base salary and up to 100% of any bonus. We may make discretionary contributions to participants' deferred accounts. The plan administrator shall select one or more investment funds that will be used to credit participants' deferral accounts with income and gains and charge deferral accounts with losses, expenses, and distributions. Distribution of funds from deferral accounts to participants shall be made according to distribution dates specified by the participant. Payment of the vested portion of a participant's deferral account shall be made in cash in the form of a single lump sum or a series of annual installments over a period not exceeding ten years. None of our executive officers are currently participating in the deferred compensation plan.
Retirement of Senior Vice President of Sales and Marketing

On February 1, 2019, Mr. John Lucks, the Company's Senior Vice President of Sales and Marketing, retired from the Company and entered into a Retirement and Release Agreement (the “Retirement Agreement”) with the Company, which contained the following terms:
the Company will pay Mr. Lucks or any heirs, administrators, representatives, executors, successors and assigns two (2) years of Base Salary;

•
the Company will pay to Mr. Lucks or any heirs, administrators, representatives, executors, successors and assigns any Annual Incentive Plan (AIP) in cash awarded for calendar year 2018, payable in 2019;

•
the Company will reimburse Mr. Lucks for the cost of maintaining COBRA continuation coverage under the Company's group health plan for the greater of 12 months or until Mr. Lucks is fully covered by a subsequent health care plan, and for Medicare program premiums; and

•	4,394 shares of restricted common stock previously granted and earned 2016 Long Term Incentive Plan stock grants will continue to vest for the benefit of Mr. Lucks

Internal Revenue Code Section 162(m)

Favorable accounting and tax treatment of the various elements of our compensation program is an important consideration in its design, but it is not the sole consideration. The Tax Cuts and Jobs Act (TCJA), signed into law December 22, 2017, eliminated the performance-based compensation exception under Section 162(m). However, the TCJA allowed for qualified performance-based compensation payable pursuant to a written binding contract in effect as of January 1, 2018, to be grandfathered into the tax treatment in place prior to the passage of the TCJA. As a result, compensation paid to any of our named executive officers in excess of $1,000,000 on or after January 1, 2018 may, or may not, be deductible under Section 162(m). Section 162(m) did not prevent us from receiving a tax deduction in fiscal 2018 for the compensation paid to our named executive officers. We expense equity awards in accordance with FASB ASC Topic 718.

Advisory Votes on Executive Compensation

At the Annual Meeting, shareholders are being asked to consider a resolution to approve the compensation paid to our named executive officers as disclosed in this Proxy Statement. This advisory vote, commonly referred to as a “say-on-pay” advisory vote, will not be binding on the Board. However, the Board will review and thoughtfully consider the voting results when determining compensation policies and making future decisions concerning the compensation of our named executive officers. Any impact from the 2019 voting results will be disclosed in the proxy statement to be filed in connection with the 2020 annual meeting of shareholders. At the 2018 Annual Meeting of Shareholders, in an advisory vote, the shareholders approved the compensation earned by our named executive officers in fiscal 2017, and the compensation committee took this shareholder approval into account when determining fiscal 2018 compensation. The Company has elected to bring this resolution up for shareholder consideration every year.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A.

Respectfully submitted,

Charles E. Schalliol, Chair
Carmine Falcone, member
Bruce Bruckmann, member

The Compensation Committee Report and related disclosure shall be deemed incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 29, 2018, but shall not be otherwise incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

NAMED EXECUTIVE OFFICER COMPENSATION

The following table sets forth the aggregate amounts of compensation earned by the named executive officers during the fiscal years ended December 29, 2018, December 30, 2017, and December 31, 2016, respectively, for services rendered to the Company.

Summary Compensation Table

					Non-Equity	Stock
					Incentive	Option	All
Name and	Fiscal			Stock	Plan	Exercise	Other
Position	Year	Salary	Bonus	Awards	Compensation	Compensation	Compensation	Total
		($)	($)(1)	($)(2)	($)		($)(3)	($)
Brian Recatto, President and Chief	2018	$415,865	$—	$1,984,385(4)	$—	$—	$38,180(5)	$2,438,430
Executive Officer	2017	$319,038	$150,000	$4,060,010	$—	$—	$102,819(5)	$4,631,867

John Lucks,	2018	$328,101	$128,616	$130,435	$—	$—	$11,280	$598,432
Senior Vice President	2017	$320,098	$—	$312,096	$228,070	$161,284	$11,080	$1,032,628
of Sales and Marketing	2016	$312,290	$—	$202,989	$148,338	$—	$10,880	$674,497

Mark DeVita,	2018	$293,020	$103,456	$1,296,686(6)	$—	$—	$11,280	$1,704,442
Chief Financial Officer	2017	$269,527	$—	$161,716	$141,502	$—	$11,080	$583,825
	2016	$230,120	$—	$92,048	$80,542	$—	$10,476	$413,186

Ellie Bruce,	2018	$250,000	$96,188	$1,307,039(6)	$—	$—	$11,280	$1,664,507
Vice President of Business	2017	$242,833	$—	$163,912	$154,806	$12,386	$11,080	$585,017
Management and Marketing	2016	$236,910	$—	$106,610	$100,687	$—	$10,880	$455,087

Tom Hillstrom,	2018	$220,000	$48,444	$821,683(6)	$—	$—	$11,280	$1,101,407
Vice President of Strategic	2017	$209,719	$—	$94,374	$62,916	$—	$10,318	$377,327
Operations & Acquisitions	2016	$204,604	$—	$61,381	$40,921	$—	$8,980	$315,886
____________
(1)	The bonuses earned in fiscal 2018 were paid in February 2019.

(2)
The values listed, unless otherwise stated, are based on the amounts recognized for financial reporting purposes in accordance with FASB ASC Topic 718 as discussed in Footnote 16 to the Company's Annual Report on Form 10-K for fiscal 2018. Amounts for fiscal 2018 reflect discretionary restricted awards granted on February 19, 2019. Amounts for fiscal 2017 reflect discretionary restricted stock awards granted on February 23, 2018. Amounts for fiscal 2016 reflect discretionary restricted stock awards granted on February 21, 2017. With the exception of Brian Recatto, whose shares vest immediately upon grant date in accordance with the terms of his employment agreement, the restricted stock awards vest in equal annual amounts over a three year period starting the first day of the year following the year in which the award was granted. See "- Compensation Discussion & Analysis - Long-term Equity Compensation" for more information regarding these restricted stock awards. The actual value a named executive officer may receive depends on Company performance, and there can be no assurance that the amounts reflected will actually be realized. Because the 2008 Plan expired in March 2018, the stock awards granted February 2019 for performance in fiscal year 2018 are subject to stockholder approval of the 2019 Plan.

(3)
In addition to the housing and auto payments described in footnotes (5), and (4) provided to Mr. Recatto, the compensation represented by the amounts set forth in the “All Other Compensation” column for the named executive officers are detailed in the "All Other Compensation Table" below.

(4)
Includes vesting of 62,500 restricted shares on March 14, 2018 from Mr. Recatto's 500,000 restricted stock award as part of his employment agreement. See “Employment Agreements and Potential Payments upon Termination or Change-In-Control.”

(5)	2017 "All Other Compensation" includes $80,658 for housing and $21,904 for auto allowance. 2018 "All Other Compensation" includes $24,000 for auto allowance and $13,900 for housing.

(6)
Includes awards granted in April 2018 under the Special Incentive Program discussion above in “Compensation Discussion & Analysis”. The actual value a named executive officer may receive depends on personal performance in part on the Company’s level of performance with regard to certain service and market conditions, and there can be no assurance that the amounts reflected will actually be realized. Because the 2008 Plan expired in March 2018, the stock awards granted in April 2018 were amended so that they are granted under and subject to stockholder approval of the 2019 Plan. See "- Compensation Discussion & Analysis - Special Incentive Program".

All Other Compensation Table

Name	Year	Company 401(k) Match	Long-term Disability Insurance Premium Payment	Total

Brian Recatto	2018	$—	$280	$280
	2017	$—	$257	$257

John Lucks	2018	$11,000	$280	$11,280
	2017	$10,800	$280	$11,080
	2016	$10,600	$280	$10,880

Mark DeVita	2018	$11,000	$280	$11,280
	2017	$10,800	$280	$11,080
	2016	$10,196	$280	$10,476

Ellie Bruce	2018	$11,000	$280	$11,280
	2017	$10,800	$280	$11,080
	2016	$10,600	$280	$10,880

Tom Hillstrom	2018	$11,000	$280	$11,280
	2017	$10,038	$280	$10,318
	2016	$8,700	$280	$8,980

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing information about the relationship of the annual total compensation of its employees and the annual compensation of the Chief Executive Officer during fiscal 2018. The table below sets forth the ratio of the annual total compensation of our CEO to that of our median employee for the year ended December 29, 2018.

Annual total compensation of the CEO for fiscal 2018	$2,438,430
Annual total compensation of the median employee for fiscal 2018	$59,174
Ratio of CEO total annual compensation to the annual total compensation of the Company's median employee for fiscal 2018	41:1

This pay ratio is a reasonable estimate calculated in good faith, and in a manner consistent with Item 402(u) of Regulation S-K, based on the Company's payroll and employment records and the methodology described below. The SEC rules for identifying the "median employee" and calculating the pay ratio based on the employee's annual total compensation allow companies to adopt a variety of methodologies to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Because of an increase in the number of employees of the Company, we identified a different median employee from the one used in last year’s proxy statement. To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of the "median employee," as of December 29, 2018, we chose gross compensation as our consistently applied compensation measure which includes salary, regular and hourly wages, overtime, shift differentials, commissions, bonus and other miscellaneous cash earnings. We then annualized total wages for those employees who commenced work during fiscal 2018 and any employees who were on leave for a portion of 2018. Our total number of active US employees was 1,338. For hourly employees, we used a reasonable estimate of hours worked to determine annual base pay. The Board did not take into account the CEO pay ratio in setting the compensation of our named executive officers.

Grants of Plan-Based Awards in Fiscal 2018

The tables below sets forth specific information with respect to each grant of an award made under any of our plans to our named executive officers for performance in fiscal year 2018.

			Estimated Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Other Stock Awards(2)

	Grant Date

Name		Type of Award	Threshold	Target	Maximum	Threshold	Target	Maximum

Brian Recatto	2/19/2019	Restricted Stock	—	—	—	—	16,158(3)	24,237	$196,075
		Non-equity incentive bonus	—	—	—	—	—	—	—
John Lucks	4/13/2018	Restricted Stock	—	—	—	—	55,416(4)	96,979	$1,238,548
	2/19/2019	Restricted Stock	—	—	—	—	—	—	—
		Non-equity incentive bonus	—	$65,620	$98,430	—	—	—	—
Mark DeVita	4/13/2018	Restricted Stock	—	—	—	—	55,146(4)	96,979	$1,238,548
	2/19/2019	Restricted Stock	—	—	—	—	4,998(5)	7,497	$60,655
		Non-equity incentive bonus	—	$98,894	$148,341	—	—	—	—
Ellie Bruce	4/13/2018	Restricted Stock	—	—	—	—	55,416(4)	96,979	$1,238,548
	2/19/2019	Restricted Stock	—	—	—	—	4,265(5)	6,398	$51,750
		Non-equity incentive bonus	—	$56,250	$84,375	—	—	—	—
Tom Hillstrom	4/13/2018	Restricted Stock	—	—	—	—	35,000(4)	61,250	$782,250
	2/19/2019	Restricted Stock	—	—	—	—	2,502(5)	3,753	$30,360
		Non-equity incentive bonus	—	$26,400	$39,600	—	—	—	—

(1)
Reflects the estimated targeted amounts of non-equity incentive plan awards under the 2018 Annual Incentive Plan. See “Compensation Discussion and Analysis - Non-Equity Incentive Plan Compensation” for more information about these amounts and the discretionary bonuses awarded for fiscal 2018. For information about the actual amounts paid for performance in fiscal year 2018, see the "Summary Compensation Table" above.

(2)
Fair value is based on number of shares awarded at the Company's last reported per share sales price on the Nasdaq Stock Market February 19, 2019, except for the restricted shares granted under the Special Incentive Program for which fair value was based on the Company's last reported per share sales price on April 13, 2018.

(3)	Mr. Recatto's shares vest immediately upon stockholder approval of the 2019 Plan.

(4)
Restricted stock granted as part of a Special Incentive Program. Total number of shares earned will vest on April 13, 2022 depending on the satisfaction of the Company’s level of performance with regard to certain service and market conditions. Because the 2008 Plan expired in March 2018, the stock awards granted in April 2018 were amended so that they are granted under and subject to stockholder approval of the 2019 Plan. See “Compensation Discussion & Analysis - Special Incentive Program” for a summary of these awards.

(5)
Reflects the estimated share amounts of equity incentive plan awards under the 2018 Long Term Incentive Plan. See "Compensation Discussion and Analysis - Long-term Incentive Plan Compensation" from more information about these restricted stock awards.

Outstanding Equity Awards at 2018 Fiscal Year End

The table below includes certain information with respect to stock options and stock awards previously awarded to our named executive officers that were outstanding as of December 29, 2018.

			Option Awards			Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(2)

Brian Recatto	2/1/2017		—	—	—	437,500(3)	$9,782,500

John Lucks	1/8/2016		—	—	—	1,603	$35,843
	2/21/2017	(4)	—	—	—	8,788	$196,500
	2/23/2018	(5)	—	—	—	15,336	$342,913
	4/13/2018	(6),(7)	—	—	—	55,416	$1,239,102

Mark DeVita	3/25/2009		1,199	$7.33	3/25/2019
	1/8/2016		—	—	—	680	$15,205
	2/21/2017		—	—	—	3,985	$89,105
	2/23/2018		—	—	—	7,947	$177,695
	4/13/2018	(7)	—	—	—	55,416	$1,239,102

Ellie Bruce	1/8/2016		—	—	—	842	$18,827
	2/21/2017		—	—	—	4,615	$103,191
	2/23/2018		—	—	—	8,055	$180,110
	4/13/2018	(7)	—	—	—	55,416	$1,239,102

Tom Hillstrom	1/8/2016		—	—	—	485	$10,845
	2/21/2017		—	—	—	2,657	$59,411
	2/23/2018		—	—	—	4,638	$103,706
	4/13/2018	(7)	—	—	—	35,000	$782,600

(1)	All options are exercisable.

(2)	Based on the last per share sales price on the Nasdaq Stock Market of $22.26 on December 29, 2018.

(3)	See "Agreements with Mr. Recatto" below for a description of the vesting schedule for this award. Amount shown is maximum amount if all shares vested on December 29, 2018.

(4)	On January 1, 2019, 4,394 of Mr. Lucks' 8,788 restricted shares vested. The remaining 4,394 shares will vest on January 1, 2020.

(5)
Restricted stock granted as part of the Special Incentive Program. See “Compensation Discussion & Analysis - Special Incentive Program” for a summary of these awards. On February 1, 2019, 10,224 of Mr. Lucks' 15,336 restricted shares were forfeited upon retirement.

(6)	On February 1, 2019, Mr. Lucks' shares were forfeited upon retirement.

(7)	Restricted stock granted as part of the Special Incentive Program. See “Compensation Discussion & Analysis - Special Incentive Program” for a summary of these awards.

Stock Vested in Fiscal 2018

The following table sets forth the stock awards that vested in fiscal 2018 and the value realized upon vesting. No options were exercised by the named executive officers during fiscal 2018.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Name

Brian Recatto	25,799	$525,010
John Lucks	5,997	$130,435
Mark DeVita	2,673	$58,138
Ellie Bruce	3,149	$68,491
Tom Hillstrom	1,813	$39,433

(1)
The dollar value realized represents the pre-tax value received upon the vesting of the stock awards. The value received is based upon the last reported per share sales price, $21.75, of the Company's common stock on the Nasdaq Stock Market on the vesting date, January 1, 2018, except with respect to Mr. Recatto as his shares vested immediately on February 23, 2018 and the Company's last reported sales price of the common stock on that date was $20.35 per share.

Employment Agreements and Potential Payments upon Termination or Change-In-Control

Retirement Agreement with Mr. Lucks

On February 1, 2019, Mr. John Lucks, the Company's Senior Vice President of Sales and Marketing, retired from the Company and entered into a Retirement and Release Agreement (the “Retirement Agreement”) with the Company, setting forth the terms of Mr. Lucks' retirement from his position as Senior Vice President of Sales and Marketing of the Company.

Agreements with Mr. Recatto

We have entered into an employment agreement (the “Employment Agreement”) with Brian Recatto, our President, Chief
Executive Officer and Director, on December 6, 2016, which became effective on February 1, 2017. Under the Employment
Agreement, Mr. Recatto receives an annual base salary of $350,000 and is entitled to an annual target bonus amount equal to
100% of Mr. Recatto’s base salary, with an opportunity to increase the bonus up to 150% of his annual base salary upon meeting certain performance criteria. The Company provided Mr. Recatto with a one-time cash signing bonus of $150,000. Mr.
Recatto also received a restricted stock award of 500,000 shares of common stock, which vests through January 2021 in an amount based on the vesting table below, with the common stock price increase to be determined based on the increase in the price of the Company’s common stock (if any) from the closing price of the common stock as reported by Nasdaq on the employment commencement date ($15.00) and the common stock price on the potential vesting date (determined by using weighted average closing price of a share of the Company's common stock for the 90-day period ending on the vesting date). If the stock price does not increase by $5, then no shares shall vest.

In the event that Mr. Recatto’s employment terminates due to a Change in Control (as defined in the Employment
Agreement) then:

•	If Mr. Recatto remains in his position as Chief Executive Officer and the Company remains a public company, Mr.
Recatto’s equity awards will continue to vest pursuant to their terms; and

•	If Mr. Recatto is terminated or the Company no longer is a public company in connection with the Change in Control, then a portion of Mr. Recatto’s restricted stock shall vest in an amount based on the vesting table below, with the common stock price increase (if any) to be determined based on an increase in the price of the Company’s common stock from the closing price of the common stock as reported by Nasdaq on the employment commencement date
($15.00) and price of the Company’s common stock as of the Change in Control date (determined by using weighted average closing price of a share of the Company's common stock for the 90-day period ending on the vest Change in
Control date).

Vesting Table
Increase in Stock Price From the Employment Commencement Date to the Vesting Date	Total percentage of Restricted Stock
Less than $5 per share increase	—%
$5 per share increase	25%
$10 per share increase	50%
$15 per share increase	75%
$20 or more per share increase	100%

In the event of his death, Disability (as defined in the Employment Agreement), termination without cause or termination for good reason, then the amount of Mr. Recatto’s restricted stock that shall vest shall be determined as of the date of the termination of employment, death or Disability, based on any price increase in the common stock from the employment commencement date to the date of the termination of employment, death or Disability, and then applying such increase (if any)
to the vesting percentage in the table above, with the share price increase being prorated to reflect the portion of time Mr.
Recatto was employed.

In addition, upon a termination without Cause (as defined in the Employment Agreement) or for Good Reason (as defined in the Employment Agreement), Mr. Recatto shall be entitled to severance compensation equal to one and a half times his base salary then in effect, payable on the Company’s regular payroll terms.

During his employment with the Company and for a period of eighteen months following his termination of employment for any reason, Mr. Recatto is also precluded from engaging or assisting in any business which is in competition with the
Company and from soliciting any Company employee, consultant, vendor or supplier.

Agreements with Mr. DeVita

We have entered into an employment agreement with Mark DeVita, our Chief Financial Officer.  The agreement automatically renews for successive one year renewal terms every year until either party delivers notice of termination at least 90 days prior to the first day of the applicable renewal term.  Under the agreement, Mr. DeVita is entitled to a minimum annual base salary of $285,873 plus benefits and reimbursement of reasonable business expenses. Mr. DeVita's employment agreement, by its terms, is deemed to be automatically amended upon each base salary increase approved by the Board of Directors. The Company will also provide Mr. DeVita with an annual opportunity to earn performance-based compensation in the form of cash and/or shares of the Company's common stock based on the achievement of certain performance criteria. Mr. DeVita shall also be eligible to participate in any employee benefit plans and programs to which employees of the Company are generally entitled to participate. In the event of termination without Cause or resignation for Good Reason (each as defined in the Employment Agreement), the Company shall provide Mr. DeVita with severance compensation in the form of salary continuation at the Base Salary rate in effect at the time of Executive's employment termination for a period of twelve months, and Mr. DeVita may receive a prorated portion of a bonus amount based on the number of whole months in such year the Mr. DeVita was employed prior to his employment termination if a bonus would otherwise have been payable to Executive for the year of Executive’s employment. In the event Mr. DeVita's employment with the Company terminates for any reason, Mr. DeVita agrees and covenants that he will immediately resign, and will be deemed to have resigned from, any and all positions he may hold with the Company or any of its subsidiaries or affiliates. Mr. DeVita has agreed not to compete with us in various markets for twelve months after the termination of his employment for any reason.

Agreements with Ms. Bruce

We have entered into an employment agreement with Ellie Bruce, our Vice President of Business Management and Marketing.  The agreement automatically renews for successive one year renewal terms every year until either party delivers notice of termination at least 90 days prior to the first day of the applicable renewal term. Under the agreement, Ms. Bruce is entitled to a minimum annual base salary of $242,833 plus benefits and reimbursement of reasonable business expenses. Ms. Bruce's employment agreement, by its terms, is deemed to be automatically amended upon each base salary increase approved by the Board of Directors. The Company will also provide Ms. Bruce with an annual opportunity to earn performance-based compensation in the form of cash and/or shares of the Company's common stock based on the achievement of certain performance criteria. Ms. Bruce shall also be eligible to participate in any employee benefit plans and programs to which employees of the Company are generally entitled to participate. In the event of termination without Cause or resignation for Good Reason (each as defined in the Employment Agreement), the Company shall provide Ms. Bruce with severance compensation in the form of salary continuation at the Base Salary rate in effect at the time of Executive's employment termination for a period of twelve months, and Ms. Bruce may receive a prorated portion of a bonus amount based on the number of whole months in such year the Executive was employed prior to her employment termination if a bonus would otherwise have been payable to Executive for the year of Executive’s employment. In the event Ms. Bruce's employment with the Company terminates for any reason, she agrees and covenants that she will immediately resign, and will be deemed to have resigned from, any and all positions he may hold with the Company or any of its subsidiaries or affiliates. Ms. Bruce has agreed not to compete with us in various markets for twelve months after the termination of her employment for any reason.

We have not entered into an employment agreement with Mr. Hillstrom.

Potential Payments upon Termination

The tables below reflect the amount of compensation to each of the named executive officers in the event of termination of his or her employment arrangement with the Company. The amount of compensation payable to each named executive officer upon termination by the Company without cause, resignation by the executive for good reason, resignation by the executive without good reason, termination by the Company for cause, or termination by the Company in the event of disability or death of the person is shown below.  The amounts shown assume that such termination was effective as of December 29, 2018, and thus includes amounts earned through such time and are estimates of the amounts which would be paid upon termination. The actual amounts to be paid out can only be determined at the time of termination. The payments set forth below are in partial consideration of the non-competition provisions described in the above summaries of the employment agreements for each named executive officer. Payments due upon a change in control are discussed above under “Employment Agreements and Potential Payments upon Termination or Change-In-Control.” For each named executive officer, upon a change of control, all outstanding unvested options and stock awards shall vest and become exercisable. In February 2019, we entered into the Retirement Agreement with Mr. Lucks upon his retirement. See "Compensation Discussion and Analysis - Retirement of Senior Vice President of Sales and Marketing for information regarding Mr. Lucks.

Name		Base Salary	Bonus	Benefit (1) Continuation	Fair Value of Unvested Stock Awards(2)		Total

Brian Recatto
	without cause	$415,865	$—	$—	$2,159,976		$2,575,841
	for change in control	$415,865	$—	$—	$5,590,000		$6,005,865
	for good reason	$415,865	$—	$—	$2,159,976		$2,575,841
	without good reason	$—	$—	$—	$2,159,976		$2,159,976
	for cause	$—	$—	$—	$—		$—
	disability	$—	$—	$—	$2,159,976		$2,159,976
	death	$—	$—	$—	$2,159,976		$2,159,976

John Lucks(3)
	without cause	$656,202	$228,070	$13,661	$—		$897,933
	for change in control	$656,202	$228,070	$13,661	$2,214,117	(4)	$3,112,050
	for good reason	$656,202	$228,070	$13,661	$—		$897,933
	without good reason	$26,967	$—	$—	$—		$26,967
	for cause	$26,967	$—	$—	$—		$26,967
	disability	$328,101	$—	$13,661	$2,287,732		$2,629,494
	death	$—	$—	$—	$2,287,732		$2,287,732

Mark DeVita
	without cause	$293,020	$141,502	$18,843	$118,978		$572,343
	for change in control	$—	$—	$—	$2,017,617	(4)	$2,017,617
	for good reason	$293,020	$141,502	$18,843	$118,978		$572,343
	without good reason	$—	$—	$18,843	$—		$18,843
	for cause	$—	$—	$18,366	$—		$18,366
	disability	$—	$—	$18,366	$73,615		$91,981
	death	$—	$—	$18,366	$73,615		$91,981

Ellie Bruce
	without cause	$250,000	$154,806	$13,165	$130,448		$548,419
	for change in control	$—	$—	$—	$2,017,617	(4)	$2,017,617
	for good reason	$250,000	$154,806	$13,165	$130,448		$548,419
	without good reason	$—	$—	$7,653	$—		$7,653
	for cause	$—	$—	$7,653	$—		$7,653
	disability	$—	$—	$7,653	$73,615		$81,268
	death	$—	$—	$7,653	$73,615		$81,268
___________

(1)	Entitled to the greater of one year of COBRA reimbursement or until fully covered by a subsequent employer's health care plan.

(2)
Amounts reflect the value of unvested stock awards based upon the last reported sales price of the Company's common stock of $22.36 per share, as reported by the Nasdaq Stock Market, on January 1, 2019.

(3)	See “Compensation Discussion & Analysis - Retirement of Senior Vice President of Sales and Marketing” for a summary or Mr. Lucks’s retirement agreement.
(4)	Includes payout at 100% target of SIP shares granted on April 13, 2018.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are employees receive no additional compensation for serving on the Board. Our non-employee directors receive annual cash compensation of $47,500 and restricted stock awards having a value of $47,500 on the date of grant. The Chair of the audit committee receives an additional $15,000 annual cash retainer, and the Chairs of the compensation and nominating and governance committees each receive an additional $10,000 cash retainer. The restricted stock awarded to directors vests one year after the date of grant. We also reimburse the directors for reasonable expenses that they incur in attending Board or committee meetings. We have entered into indemnification agreements with each of our directors.

In fiscal 2018, we provided the following compensation to non-employee directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Bruce Bruckmann	$47,500	$47,500	$95,000
Carmine Falcone	$92,500	$47,500	$140,000
Fred Fehsenfeld Jr.	$47,500	$47,500	$95,000
Charles E. Schalliol	$92,500	$47,500	$140,000
Robert W. Willmschen Jr.	$62,500	$47,500	$110,000
Jim Schumacher	$62,500	$52,500	$115,000
(1)
Reflects the aggregate grant date fair market value in accordance with FASB ASC Topic 718. In fiscal 2018, 2,300 shares of the Company's common stock were issued pursuant to restricted stock awards for Board services per non-employee director. On the grant date, the fair value of these awards was $20.65 per share based on the last reported sales price of the Company's common stock. Because the 2008 Plan expired in March 2018, these stock awards were amended so that they are granted under and subject to stockholder approval of the 2019 Plan.

RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

 Procedures for Approval of Related Party Transactions

Our Board of Directors adopted written related party transaction policies and procedures which require that all “interested transactions” with “related parties” (each as defined below) be subject to approval or ratification by the audit committee in accordance with the procedures set forth therein. The audit committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the audit committee determines it to be appropriate, ratified at that committee's next scheduled meeting. In determining whether to approve or ratify an interested transaction, the audit committee takes into account, among other appropriate factors, the extent of the related party's interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

Under its policy, the audit committee pre-approves or ratifies the following categories of interested transactions:

•	Any employment by the Company of an executive officer of the Company if:

◦
The related compensation is required to be reported in the Company's Proxy Statement under the SEC's compensation disclosure requirements or the executive officer is not an immediate family of another executive officer or director of the Company;

◦
The related compensation would be reported in the Company's Proxy Statement under the SEC's compensation disclosure requirements if the executive officer was a named executive officer and the compensation committee approved (or recommended that the Board approve) such compensation;

•	Any compensation paid to a director if the compensation is required to be reported in the Company's Proxy Statement under the SEC's compensation disclosure requirements;

•
Any charitable contribution by the Company to a charitable organization, foundation, or university at which a related person's only relationship is as a non-executive employee or director if the amount involved does not exceed the lesser of $10,000 or 2% of the charitable organization's total annual receipts;

•	Any transaction where the related person's interest arises solely from the ownership of the Company common stock, and all holders of common stock received the same benefit on a pro rata basis; and

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under an indenture, or similar services.

 An “interested transaction” is any transaction, arrangement, or relationship, or series of similar transactions, arrangements, or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;

•	The Company is a participant; and

•	Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).

A “related party” covered by the policy is:

•
A person who was or is (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K or Proxy Statement) an executive officer, director, or nominee for election as a director;

•	A greater than 5% beneficial owner of common stock; or

•
An immediate family member of the foregoing, which includes a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters- in law, and anyone residing in such person's home (other than tenants or employees).

Transactions with Related Persons

The following transactions involved an aggregate amount exceeding $100,000 in value and were reviewed and approved by our audit committee under the Related Party Transaction Policies and Procedures.

Relationship with The Heritage Group

Our operating subsidiary, Heritage-Crystal Clean, LLC, was spun out of Heritage Environmental Services, an affiliate of our largest stockholder, The Heritage Group (“Heritage”), in 1999. Since 1999, we have had many transactions with affiliates of Heritage. In fiscal 2018, we generated revenues of $0.6 million from product sales and services to Heritage Environmental Services and made payments of $1.3 million for waste transportation and disposal services, and rent for facility use.

In fiscal 2018, as a result of sales from our Environmental Services segment and our used oil re-refinery, we generated revenues of $2.8 million to Calumet Specialty Products Partners, LP, an affiliate of Heritage.

In addition, in fiscal 2018, we generated revenues of $4.7 million and made payments of $1.3 million with other affiliates of Heritage. We believe that the aggregate price we pay and price we charge Heritage for services and revenue is approximately what we would pay and receive for such services from third parties in arms-length transactions.

 Workers' Compensation

We participated in a workers' compensation group insurance program with affiliates of Heritage through January 31, 2018. In connection with this insurance program for workers' compensation, we contributed payments to an affiliate of Heritage. Payments under the group insurance program for workers' compensation totaled $0.5 million in fiscal 2018, $0.9 million in fiscal 2017, and $2.2 million in fiscal 2016.

Employment of Certain Individuals

In fiscal 2018, the Company employed no individuals receiving more than $120,000 in direct compensation who were immediate family members of a director or executive officer of the Company.

Heritage Participation Rights

Simultaneous with the completion of the initial public offering in fiscal 2008, we entered into a Participation Rights Agreement with Heritage, pursuant to which Heritage received the option to participate, pro rata based on its percentage ownership interest in our common stock, in any future equity offerings for cash consideration, including (i) contracts with parties for equity financing (including any debt financing with an equity component) and (ii) issuances of equity securities or securities convertible, exchangeable or exercisable into or for equity securities (including debt securities with an equity component). If Heritage exercises its rights with respect to all future offerings, it will be able to maintain its percentage ownership interest in our common stock. The Participation Rights Agreement does not have an expiration date.  Heritage will not be required to participate or exercise its right of participation with respect to any future offerings. Heritage's right to participate will not apply to certain future offerings of securities that are not conducted to raise or obtain equity capital or cash such as stock issued as consideration in a merger or consolidation, in connection with strategic partnerships or joint ventures, or for the acquisition of a business, product, license, or other assets by us.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2018 and the reports of Grant Thornton LLP, our independent registered public accounting firm, on those financial statements, with management and Grant Thornton LLP, including a review and discussion of the quality, not just the acceptability, of our accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in our financial statements, including the disclosures relating to critical accounting policies.

In addition, the audit committee has reviewed and discussed with Grant Thornton LLP the matters required to be discussed by applicable auditing standards of the Public Company Accounting Oversight Board. In addition, the audit committee has discussed with Grant Thornton LLP their independence from management and us, and has received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence, including whether the services rendered by Grant Thornton LLP or its affiliates with respect to tax and non-audit services are compatible with maintaining their independence.

The audit committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of our internal control over financial reporting.

The audit committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The audit committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal control, including internal control over financial reporting, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors and the Board has approved the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 29, 2018, for filing with the SEC.

Respectfully Submitted By:

The Audit Committee

Robert W. Willmschen, Jr., Chair
Carmine Falcone, member
Charles E. Schalliol, member
______________________
PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal 2019. The Board and the audit committee recommend that shareholders ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2019. Although we are not required to do so, we believe that it is appropriate to request that shareholders ratify this appointment. If shareholders do not ratify the appointment, the audit committee will investigate the reasons for the shareholders' rejection and reconsider the appointment. Representatives of Grant Thornton will be at the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to questions.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the ratification of the appointment of Grant Thornton. The ratification of the appointment will be approved by our shareholders if, at the Annual Meeting, a quorum is present and a majority of the shares present in person or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal.

 The Board recommends a vote FOR approval of the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year 2019.

Independent Registered Public Accounting Firm Fees Information

Fees for professional services rendered by our independent registered public accounting firm for fiscal 2018 and 2017 were as follows:

	2018	2017
Audit Fees	$675,250	$658,949
All Other Fees	42,748	28,890
Total	$717,998	$687,839

Audit fees primarily consist of professional services rendered for the audit of our annual financial statements and the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include professional services rendered in connection with periodic reports and registration statements we filed with the SEC.

Approval of Services Provided by Independent Registered Public Accounting Firm

The audit committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. The audit committee has adopted a policy requiring the pre-approval of any audit services and non-audit services performed by the Company's independent registered public accounting firm to ensure that such services do not impair the firm's independence. This policy requires that, unless a proposed service has received general pre-approval by the audit committee, it will require specific pre-approval if it is to be performed by the Company's independent registered public accounting firm. The audit committee may pre-approve for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax, and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the audit committee. The audit committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically pre-approved by the audit committee no earlier than one year prior to the commencement of the service. In addition, the audit committee has delegated to the Chair of the audit committee the authority to grant the approvals required by this policy for services that are estimated to cost no more than $50,000. All requests or applications for services to be provided by the independent auditor must be submitted to our Chief Financial Officer, who determines whether such services are included within the list of services that have received general pre-approval or whether they require specific pre-approval by the audit committee.

The audit committee has considered whether the nature of the services provided by Grant Thornton for non-audit services are compatible with maintaining the nature of the firm's independence and has determined that such services are compatible with the provision of independent audit services. All of the services performed by Grant Thornton in fiscal year 2018 were pre-approved in accordance with the policy adopted by the audit committee as described above.

 ______________________

PROPOSAL 3:

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company is requesting shareholder approval, on an advisory basis, of the compensation of the Company's named executive officers for fiscal 2018 as listed in the Summary Compensation Table (appearing on page 19 of this Proxy Statement). The Board and the Compensation Committee have developed and administer an executive compensation program that is described more fully under the “Compensation Discussion and Analysis,” and "Named Executive Officer Compensation" sections of this Proxy Statement, including the related compensation tables and narrative. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to approve, reject, or abstain from voting with respect to the Company's executive compensation program and the compensation paid to the named executive officers for fiscal 2018.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objective of the Company's executive compensation program is to link each executive's compensation to the success of the business, with a focus on continuous growth and development of sustainable shareholder value. Our philosophy is also to keep the executive officer compensation program well-defined and easily understood. The advisory vote will serve as an additional tool to guide the Board and the compensation committee in aligning the executive compensation program with the interests of the Company and its shareholders and is consistent with the Board's commitment to the observance of high standards of corporate governance. The Company is accordingly requesting the vote of the shareholders on the following resolution:

RESOLVED, that the compensation paid to the Company's named executive officers for fiscal 2018, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decision by the Board; nor will it create or imply any additional fiduciary duty on the part of the Board. The Board and the Compensation Committee value the opinions of the shareholders and will take into account the outcome of the advisory vote when considering future compensation arrangements for the named executive officers.

The Board recommends a vote FOR approval, on an advisory basis, of the compensation of the named executive officers for fiscal 2018 as disclosed in this Proxy Statement.
______________________

PROPOSAL 4
APPROVAL OF THE 2019 INCENTIVE AWARD PLAN
At our annual meeting, stockholders will be asked to approve the 2019 Incentive Award Plan (the “2019 Plan”), which was adopted, subject to stockholder approval, by the Board on February 20, 2019.
We have previously granted awards under the 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”). As of March 4, 2019, a total of 341,187 shares of our common stock were subject to outstanding awards granted under the 2008 Plan; an additional 257,024 shares were available for new award grants when the 2008 Plan expired in March 2018. We also maintain the Heritage-Crystal Clean, Inc. Employee Stock Purchase Plan.
If stockholders approve the 2019 Plan, the total number of shares of common stock that will be made available for award grants under the 2019 Plan will be 1,500,000 shares. The 2008 Plan expired in March 2018 so no new awards will be granted under the 2008 Plan.
If stockholders do not approve the 2019 Plan, we will not have the authority to grant equity-based awards to our employees. The approval by stockholders of the 2019 Plan will not affect awards outstanding under the 2008 Plan.
The Board believes that our success depends in part in being able to attract, retain and reward our employees and service providers, and strengthen the link between stockholder and award holder interests. The Board approved the 2019 Plan to provide us with sufficient authority and flexibility to adequately provide for future incentives. The Board believes that the 2019 Plan reflects an appropriate balance between providing us with the flexibility to continue our equity award program over a multi-year period and stockholder dilution considerations.
Description of the 2019 Incentive Plan
The following is a summary of the principal features of the 2019 Plan. This summary does not purport to be a complete description of all of the provisions of the 2019 Plan. It is qualified in its entirety by reference to the full text of the 2019 Plan. A copy of the 2019 Plan is attached to this Proxy Statement as Appendix A.
The 2019 Plan permits the issuance of long-term incentive awards to our employees and non-employee directors and employees of our subsidiaries to promote the interests of our Company and our stockholders. The 2019 Plan is designed to promote the success and enhance the value of the Company, by linking the individual interests of the members of the Board and employees to those of the stockholders of the Company and by providing these persons with incentives and rewards for outstanding performance and to generate superior returns to the stockholders. The 2019 Plan is further intended to provide flexibility to the Company in motivating, attracting and retaining the services of members of these persons, upon whose judgment, interest, and efforts the successful conduct of the Company’s operation depends.
Shares Subject to the 2019 Plan
The maximum number of shares that may be issued or transferred pursuant to equity awards under the 2019 Plan will equal 1,500,000 (subject to the adjustment and reusage provisions discussed below). We may satisfy Company obligations under any awards granted under the 2019 Plan by issuing new shares or treasury shares.
Corporate Governance Aspects of the 2019 Plan
The 2019 Plan includes several provisions that we believe promote best practices by reinforcing alignment with stockholders’ interests. These provisions include, but are not limited to, the following:
Annual Limit per Participant. The 2019 Plan imposes annual per-participant award limits for employees. No participant in the 2019 Plan may receive in any calendar year awards relating to more than 500,000 shares of common stock.
No Discounted Options or Stock Appreciation Rights: Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, we will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such SAR.
No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.
No Evergreen Provision: The 2019 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2019 Plan can be automatically replenished.
No Automatic Grants: The 2019 Plan does not provide for automatic grants to any participants. As discussed below under “New Plan Benefits”, the Compensation Committee has certain awards under the 2019 Plan to certain employees and non-employee directors subject to stockholder approval.
Eligible Persons
All of our employees, employees of our subsidiaries and non-employee directors are eligible to receive awards under the 2019 Plan.
Administration
The Compensation Committee shall administer the 2019 Plan and has broad authority to do all things necessary or desirable, in its sole discretion, in connection with plan administration. The Compensation Committee will select who will receive equity awards; determine the number of shares covered thereby; and, subject to the terms and limitations expressly set forth in the 2019 Plan, establish the terms, conditions and other provisions of the equity awards. The Compensation Committee may interpret the 2019 Plan and interpret, adopt, amend and rescind any rules related to the 2019 Plan.
The Compensation Committee shall satisfy the requirements established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, and with any applicable requirements established by the Nasdaq Stock Market. The Compensation Committee may delegate some of its authority under the 2019 Plan to one or more of our officers to approve awards for other employees.
Awards
Awards under the 2019 Plan include stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, other stock or cash based awards, or dividend equivalent awards.
Stock Options and SARs. The Compensation Committee is authorized to grant stock options which may be either incentive stock options or nonqualified stock options. The exercise price of any stock option must be not less than 100% of the fair market value of the shares on the date of the grant, unless it is a substitute or assumed stock option. The term of a stock option cannot exceed 10 years. For purposes of the 2019 Plan, fair market value of the shares subject to the stock options shall be determined in such manner as the Compensation Committee may deem equitable or as required by applicable law or regulation. At the time of grant, the Compensation Committee determines when stock options are exercisable and when they expire. Payment for shares purchased upon exercise of a stock option must be made in full at the time of exercise. Payment may be made in cash, by the transfer to the Company of shares owned by the participant having a fair market value on the date of transfer equal to the option exercise price, to the extent permitted by applicable law, delivery of an exercise notice, together with irrevocable instructions to a broker to deliver to us the amount of the sale proceeds from the stock option shares or loan proceeds to pay the exercise price and any withholding taxes due to us or in such other manner as may be authorized by the committee. The repricing of options without stockholder approval is prohibited under the 2019 Plan.
    The Compensation Committee has the authority to grant stock appreciation rights, or SARs, and to determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive, upon exercise of the right, in whole or in part, without payment to us an amount, payable in shares, in cash or a combination thereof, that is equal to the excess of: (1) the fair market value of our common stock on the date of exercise of the right over (2) the fair market value of our common stock on the date of grant of the right, multiplied by the number of shares for which the right is exercised. The Compensation Committee also may, in its discretion, substitute SARs which can be settled only in common stock for outstanding stock options at any time. The terms and conditions of any substitute SAR will be substantially the same as those applicable to the stock option that it replaces and the term of the substitute SAR will not exceed the term of the stock option that it replaces. The repricing of SARs is prohibited under the 2019 Plan without stockholder approval.

Except as limited by the requirements of Section 409A or Section 422 of the Internal Revenue Code (the “Code”), the Compensation Committee may extend the option term of any outstanding option or the SAR term of any outstanding SAR, and may extend the time period during which vested options or SARs may be exercised, in connection with any termination of service of the holder or otherwise, and may amend, subject to certain exceptions, any other term or condition of such option or SAR relating to such termination of service of the holder or otherwise.
Restricted Stock Awards and Restricted Stock Unit Awards. Restricted stock awards consists of shares which we transfer or sell to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. The Compensation Committee shall establish the terms and conditions of the restricted stock awards.
Restricted stock units, or RSUs, confer the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Compensation Committee which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Compensation Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or RSUs will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. The Compensation Committee also may provide that RSUs may be settled in cash rather than in our shares. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time or other restrictions or conditions. The Compensation Committee may provide that upon certain events, such as the holder’s death, retirement or disability or any termination of service, or any other event, the holders rights in unvested restricted stock or restricted stock units may then vest and cease to be forfeitable.
Other Stock Or Cash Based Awards And Dividend Equivalents Awards. The Compensation Committee may grant other stock or cash based awards in which a holder may receive shares or cash immediately or in the future, based on the terms and conditions of the award, including the term of the award, any exercise or purchase price, performance goals, including the performance criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto. Dividend equivalents may be awarded based on the dividends declared on the common stock for period and subject to terms and conditions determined by the Compensation Committee. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be paid on stock options or SARs.
Amendment or Termination of the 2019 Plan
Our Board or the Compensation Committee has the right and power to amend or terminate the 2019 Plan; however, neither the Board nor the Compensation Committee may amend the 2019 Plan in a manner which would materially and adversely affect any rights or obligations thereunder, unless the award expressly so permits. No award may be made under the 2019 Plan more than 10 years after its adoption by the Board.
Amendments Requiring Stockholder Approval
The Board may terminate, amend or suspend the 2019 Plan, provided that no action is taken by the Board (except those described in “Adjustments” below) without stockholder approval to:
increase the number of shares that may be issued under the 2019 Plan;
reprice, repurchase or exchange underwater stock options or SARs;
cancel any stock option or SAR with an exercise price or stock price, as the case may be, above the current fair market value of our common stock;
amend the maximum number of shares that may be granted to a participant within a single calendar year;
extend the term of the 2019 Plan;
change the class of persons eligible to participate in the 2019 Plan;
otherwise implement any amendment required to be approved by stockholders to comply with applicable tax or regulatory requirements (including rules or requirements of any securities exchange on which our shares are listed); or

Change in Control
    Except as otherwise determined by the Compensation Committee, the treatment of outstanding awards upon the occurrence of a change in control shall be as described below. For purposes of the 2019 Plan, the term change in control shall be as defined in a holder’s award agreement or written employment or other agreement or, if no such agreement exists or it does not contain a definition of change in control, change in control shall mean one or more of the following events: (1) the acquisition, directly or indirectly, of our securities representing at least 35% of the combined voting power of our outstanding securities (other than by any of our employee benefit plans or by an acquisition of shares directly from the Company); (2) the consummation of certain mergers and consolidations involving us; (3) the consummation of the sale or other disposition of all or substantially all of our assets; (4) the approval of a plan of complete liquidation or dissolution of the Company; and (5) a change in the majority of our board of directors.
In the event of a change in control, unless the Compensation Committee elects to: (i) terminate an award in exchange for cash, rights or property, or (ii) cause an award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a change in control, (A) such award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such award subject to performance-based vesting shall be subject to the terms and conditions of the related award agreement and, in the absence of applicable terms and conditions, the Compensation Committee’s determination, provided, that in the event a holder experiences a termination of service by the Company for other than cause (as defined in the 2019 Plan) or by the holder for good reason (as defined in the 2019 Plan) following such change in control, then the vesting and, if applicable, exercisability of 100% of the then-unvested shares (or other securities or property) subject to the awards held by such holder shall accelerate upon the date of such termination of service.
Adjustments
In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of common stock, or any similar equity restructuring transaction affecting common stock, the Compensation Committee will equitably adjust the number and kind of shares available for grant under the 2019 Plan, the number and kind of shares subject to the award limitations set forth in the 2019 Plan and subject to outstanding awards under the 2019 Plan and the exercise price of outstanding stock options and other awards.
The impact of a merger or other reorganization on our awards granted under the 2019 Plan shall be determined in the Compensation Committee’s sole discretion. Permitted adjustments include assumption of outstanding equity awards, accelerated vesting, or accelerated expiration of outstanding equity awards, or settlement of outstanding awards in cash.
Substitution and Assumption of Awards
Without affecting the number of shares reserved or available under the 2019 Plan, either the Board or the Compensation Committee may authorize the issuance of awards in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become our employees or employees of any of our subsidiaries as the result of any merger, consolidation, acquisition of property or stock, or reorganization other than a change in control, upon such terms and conditions as it deems appropriate.
Reusage
If shares subject to an award are forfeited or expire, or the award is settled for cash, the shares covered by such awards will again be available for use under the 2019 Plan. Any shares subject to SARs (including an SAR settled in shares that the Compensation Committee, in its discretion, may substitute for an outstanding option) that are not issued in connection with stock settlements upon their exercise shall be available for grants of awards. Shares exchanged by the holder to pay the exercise or purchase price of an award or to pay withholding taxes in connection with the exercise or payment of an award will not be counted as used, but will be available under the 2019 Plan. Shares covered by an award granted under the 2019 Plan that is settled in cash will not be counted as used, but will be available under the 2019 Plan. Substitute Awards shall not reduce the shares of common stock available for issuance under the 2019 Plan, except as may be required by Section 422 of the Code.
New Plan Benefits
The aggregate number of shares of our common stock issuable under the 2019 Plan currently will not exceed 1,500,000. The Company has awarded 341,187 restricted stock awards contingent upon stockholders' approval of Proposal 4.

If the 2019 Plan is approved, after taking into account the awards issued subject to stockholder approval, an aggregate of 1,158,813 shares will be available for future grant under the 2019 Plan (subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, or similar transaction).
The Compensation Committee has granted restricted stock awards contingent upon shareholder approval of this Proposal 4. The table below represents the amount of restricted stock awards that are subject to stockholder approval of this Proposal that would be received by the executive officers, executive officers as a group, non- executive officer directors, and the non-executive officer employees as a group.

Name and Position		Dollar Value	Number of Shares
Brian Recatto, Chief Executive Officer, and Director(1)	(1)	$196,075	7,433
Mark DeVita, Chief Financial Officer	(2)	$1,299,203	57,715
Ellie Bruce, Vice President of Business Management and Marketing	(3)	$1,290,298	57,378
Tom Hillstrom, Vice President of Strategic Operations and Acquisitions	(4)	$812,610	36,151
Executive Officer Group	(5)	$3,527,058	156,426
Non-Executive Officer Director Group	(6)	$302,108	14,570
Non-Executive Officer Employee Group	(7)	303,741	11,514

(1)  Dollar value of restricted stock awards is based on a grant share price price of $26.38 per share.
(2)  Dollar value of restricted stock awards is based special incentive award of 55,416 shares at a per share price of $22.35 and a 2018 LTIP grant of 2,299 shares at a per share price price of $26.38.
(3)  Dollar value of restricted stock awards is based special incentive award of 55,416 shares at a per share price of $22.35 and a 2018 LTIP grant of 1,962 shares at a per share price price of $26.38.
(4)  Dollar value of restricted stock awards is based special incentive award of 35,000 shares at a per share price of $22.35 and a 2018 LTIP grant of 1,151 shares at a per share price price of $26.38.
(5)  Dollar value of restricted stock awards is based special incentive award of 148,750 shares at a per share price of $22.35 and a 2018 LTIP grant of 7,676 shares at a per share price price of $26.38.
(6)  Dollar value of restricted stock awards is based on 13,800 shares with a per share price price of $20.65, along with a grant of 516 shares with a per share price of $23.54, and 254 shares with a per share price of $19.65.
(7)  Dollar value of restricted stock awards is based on 11,514 shares with a per share price of $19.65.

Certain Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2019 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations, and does not describe federal taxes other than income taxes. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. The following is not to be considered tax advice to any persons who may be participants in the 2019 Plan, and any such persons are advised to consult with their own tax counsel.
Stock Options. The 2019 Plan authorizes the Compensation Committee to grant both options that are “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code (also referred to as incentive stock options), and options that are “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Holders of incentive stock options generally will not incur federal income tax liability at the time of grant or upon exercise of qualified incentive stock options, provided that they meet certain employment criteria and satisfy holding period requirements. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. For treatment of an option as an incentive stock option, shares of common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. If the holder satisfies the holding period requirements, the difference between the exercise price and the amount realized upon a subsequent disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If a holder disposes of such shares without meeting the holding period requirements, the participant generally will realize taxable income at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those sections and Section 162(m). Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.
No income will be realized by a participant upon grant of a non-qualified option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those sections.
SARs. No income will be realized by a participant upon grant of a SAR. Upon settlement of a SAR, the participant will recognize ordinary income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those sections.
Restricted Stock. A participant will not be subject to tax at ordinary income rates upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable income equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The Company generally will be able to deduct a share-based award, in the same amount and in the same tax year as it is recognized by the participant, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those sections.
Restricted Stock Units. A participant will not be subject to tax at ordinary income rates upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable income equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award (less any amount paid by the participant for such restricted stock unit(s)). The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those sections.
Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received.
Section 162(m)
In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. The exception for qualified “performance-based” compensation was eliminated by the Tax Cuts and Jobs Act for tax years beginning on or after January 1, 2018. As a result, any new equity awards under the 2019 Plan will be subject to the $1 million deduction limitation. Under the Tax Cuts and Jobs Act, the term “covered employee” now includes any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers for the taxable year. Once an individual becomes a covered employee, that individual will remain a covered employee for all future years, including after termination or death.
Section 409A. To the extent applicable, it is intended that the 2019 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2019 Plan and any grants made thereunder will be administered in a manner consistent with this intent.

Vote Required
The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record, how to vote in order for your vote to be counted on this proposal.
The Board of Directors recommends that the stockholders approve Proposal 4 and recommends that you vote FOR Proposal 4.

______________________

PROPOSAL 5

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 26,000,000 SHARES TO 31,000,000 SHARES

Our Amended and Restated Certificate of Incorporation currently authorizes 26,500,000 shares of capital stock, 26,000,000 of which are currently designated as Common Stock and 500,000 of which are currently undesignated as Preferred Stock, for which the Board of Directors has the authority to establish, in its discretion from time to time, the voting rights and other designations, preferences, rights, qualifications, limitations and restrictions. In fiscal 2014, we amended the Amended and Restated Certificate of Incorporation to increase our authorized Common Stock from 22,000,000 to 26,000,000 shares.

The Board of Directors has unanimously approved and adopted, subject to stockholder approval, an Amendment to our Amended and Restated Certificate of Incorporation, providing for an increase in the authorized number of shares of Common Stock from 26,000,000 to 31,000,000 shares. The following is the text of the proposed amendment to the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-One Million Five Hundred Thousand (31,500,000) shares of capital stock, consisting of (i) Thirty-One Million (31,000,000) shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) Five Hundred Thousand (500,000) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

As of March 4, 2019, the record date for our annual meeting, there were 24,051,896 shares of Common Stock outstanding, held by approximately 510 stockholders of record. In addition, in accordance with Proposal 4, we are seeking stockholder approval of the 2019 Incentive Plan under which 1,500,000 shares will be available for grant. No Preferred Stock is outstanding.

If this Proposal is approved by our stockholders, the Amendment to our Amended and Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing would be expected to take place as soon as practicable following the special annual meeting.

The Board of Directors believes it is desirable for our Company to have the flexibility to issue additional shares of Common Stock in excess of the amount which is currently authorized without further stockholder action.  The Board believes that the availability of such additional shares will provide our Company with the flexibility to (i) issue Common Stock for possible future financings, stock dividends, acquisitions, repayment of indebtedness or stock option plans, (ii) provide liquidity for funding possible acquisitions or other strategic investments, and (iii) issue Common Stock for other general corporate purposes that may be identified in the future by the Board. While the Board of Directors continually considers our capital structure and various financing alternatives, the Board has no commitments to issue any additional shares of Common Stock at this time. The Board of Directors will determine whether, when and on what terms the issuance of shares may be warranted in the future in connection with our capital structure and financing needs.

As is the case with the current authorized but unissued shares of Common Stock, the additional shares of Common Stock authorized by this proposed amendment could be issued upon approval by the Board of Directors without further vote of our stockholders except as may be required in particular cases by applicable law, regulatory agencies or the rules of the Nasdaq Stock Market. Under Delaware law, stockholders who do not vote for this Proposal are not entitled to appraisal rights with respect to their shares of Common Stock. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for stockholders who do not purchase additional shares to maintain their pro rata interest in our Company, on such stockholders’ voting power. Stockholders other than The Heritage Group do not have preemptive rights to subscribe for additional securities that may be issued by the Company, which means that stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership interest in the Company. Under the Participation Rights Agreement, between us and The Heritage Group, The Heritage Group has the right to participate in our future equity offerings of Common Stock so that The Heritage Group retains its proportionate ownership in our Company.

If we issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance would have a dilutive effect on the voting power and could have a dilutive effect on the earnings per share of the Company’s currently outstanding shares of Common Stock. Additionally, the Company has no current intention of using additional shares of Common Stock as an anti-takeover defense, however, such an issuance could be used to create impediments to or otherwise discourage persons attempting to gain control of the Company (through dilutive offerings or otherwise).

The affirmative vote of seventy-five percent (75%) of all shares entitled to vote thereon shall be required for approval of the proposed amendment to the Amended and Restated Certificate of Incorporation. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Proposal.

The Board recommends a vote FOR the Proposal to amend our Amended and Restated Certificate of Incorporation.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2020 Annual Meeting of Shareholders must be received by the Company no later than November 22, 2019 in order to be considered for inclusion in the Company's Annual Meeting Proxy Statement next year. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. Shareholders who wish to submit a proposal not intended to be included in the Company's annual meeting Proxy Statement but to be presented at next year's annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Company's bylaws to provide notice of such proposal or nomination to the principal executive office of the Company. This notice must be delivered to the Company no later than the close of business on January 31, 2020, but no earlier than the close of business on January 1, 2020, to be considered for a vote at next year's annual meeting. The notice must contain the information required by the Company's bylaws.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports. This means that only one copy of this Proxy Statement and the Annual Report to Shareholders for fiscal 2018 may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a Proxy Statement or the Annual Report to Shareholders for fiscal 2018 either now or in the future, please contact your bank, broker, or other nominee. Upon written or oral request to Heritage-Crystal Clean, Inc., Attn: Chief Financial Officer, 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123, we will provide copies of these materials.

AVAILABILITY OF CERTAIN DOCUMENTS

Heritage-Crystal Clean, Inc. maintains a website at www.crystal-clean.com. Our bylaws, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Policy on Complaint Procedures for Accounting and Audit Matters are available on this website under “Investor Relations” and “Corporate Governance.” In addition, you may obtain a copy of any of these documents without charge by sending a request to Heritage-Crystal Clean, Inc., Attn: Chief Financial Officer, 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123. Our website is not incorporated into or a part of this Proxy Statement.

We will furnish without charge to each person whose proxy is solicited, upon written request, a copy of our Annual Report filed with the SEC, including the financial statements and financial statement schedules. Any written request should be directed to Heritage-Crystal Clean, Inc., Attn: Chief Financial Officer, 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123.

OTHER MATTERS

The Board of Directors does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Annual Meeting of Shareholders" and does not know of any other matters to be brought before or voted upon at the meeting other than those referred to above. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

Whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed stamped envelope.
____________________________________________________

EXHIBIT A

HERITAGE – CRYSTAL CLEAN, INC.

2019 INCENTIVE AWARD PLAN

As adopted on February 20, 2019

Article 1.PURPOSE
The purpose of the Heritage–Crystal Clean, Inc. 2019 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Heritage–Crystal Clean, Inc., a Delaware corporation, or any successor thereto, (the “Company”), by linking the individual interests of the members of the Board and Employees to those of the shareholders of the Company and by providing these persons with incentives and rewards for outstanding performance and to generate superior returns to the Shareholders. The Plan is further intended to provide flexibility to the Company in motivating, attracting and retaining the services of members of these persons, upon whose judgment, interest, and efforts the successful conduct of the Company’s operation depends.
ARTICLE 2.    DEFINITIONS AND CONSTRUCTION
The following terms shall have the meanings specified below. A singular pronoun shall include the plural thereof where the context so indicates and a pronoun referring to one gender shall include the other. Including shall be construed to mean including without limitation, unless the context clearly indicates otherwise. A reference to a law or statute shall include reference to the rules and regulations promulgated thereunder. Whenever the Administrator may act, it shall not be required to do so.
“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee that have been delegated pursuant to Section 11.6, or that the Board has assumed, the term Administrator shall refer to him or them unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States or such other accounting principles or standards as apply to the Company’s financial statements under federal securities laws from time to time.
“Applicable Law” shall mean any applicable law, including: (a) the Code, the Securities Act, the Exchange Act, (b) federal, state, local or foreign corporate, securities, tax or other laws, statutes and requirements, and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
“Award” shall mean the grant of incentive compensation under this Plan. Forms of Awards include: an Option, an SAR, a Restricted Stock award, a Restricted Stock Unit Award, an Other Stock or Cash Based Award, or a Dividend Equivalent Award that is awarded or granted.
“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
“Board” shall mean the Board of Directors of the Company.
“Cause,” with respect to a Holder, shall mean Cause (or any term of similar meaning or effect), as defined in such Holder’s employment agreement or Award Agreement with the Company, if any, and if it contains a definition of the term Cause (or term of similar meaning or effect), or, if no such agreement exists or such agreement does not contain a definition of the term Cause (or term of similar meaning effect), the term “Cause” shall include, but not be limited to, the occurrence of one or more of the following events: (i) the Holder’s conviction for, or pleading no contest to, a felony, any crime involving moral turpitude, or any crime that is injurious to the financial condition, reputation or goodwill of

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the Company; (ii) the Holder’s misappropriation of any of the Company’s property; (iii) the Holder’s engaging in any fraudulent or dishonest conduct in a Holder’s dealings with, or on behalf of, the Company; (iv) the Holder’s engaging in any illegal conduct, except for minor infractions such as minor traffic violations, in the performance of the Holder’s employment duties for the Company; (v) the Holder’s failure or refusal to follow the lawful and material instructions of the Company’s Board of Directors (other than any such failure or refusal resulting from a Holder’s incapacity due to physical or mental illness), if such failure or refusal continues for a period of thirty (30) days after the Company provides the Holder with written notice stating the instructions which a Holder has failed or refused to follow; (vi) the Holder’s material breach of a Holder’s obligations under this Agreement or any other agreement with the Company (provided that if the Company in good faith determines that the breach is curable, the Company shall give the Holder notice of the breach and thirty (30) days in which to cure the breach); (vii) the Holder’s material violation of any of the Company’s written policies or procedures, including, without limitation, any executive policies, business ethics policies or code of conduct policies, and such violation, if curable as determined by the Company in good faith, remains uncured for a period of thirty (30) days after the Company provides the Holder with written notice of such violation; (viii) the Holder’s engaging in any willful misconduct which is injurious to the financial condition, reputation or goodwill of the Company (provided that if the Company in good faith determines that the misconduct is curable, the Company shall give the Holder notice of the misconduct and thirty (30) days in which to cure the misconduct); (ix) the Holder’s gross or habitual neglect of the Holder’s material employment duties or responsibilities if such neglect continues at any time after the Company provides the Holder with written notice of such gross or habitual neglect; (x) the Holder’s failure to work on a full-time basis in fulfilling the Holder’s employment duties hereunder, except for periods in which the Holder is absent for scheduled vacations or for sickness, injury or other authorized leaves of absence, if such failure continues at any time after the Company provides the Holder with written notice of such failure; or (xi) the Holder’s misuse of alcohol or drugs which materially interferes with the Holder’s performance of the Holder’s duties for the Company or which is injurious to the reputation or goodwill of the Company. The determination whether a Holder is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Holder. The foregoing definition does not in any way limit the Company’s ability to terminate a Holder’s employment or consulting relationship at any time as provided in the Plan.
“Change in Control” with respect to a Holder, shall mean Change in Control (or any term of similar meaning or effect) as defined the Holder’s Award Agreement or written employment or other agreement or, if no such agreement exists or it does not contain a definition of Change in Control (or any term of similar meaning or effect) shall mean any of the following:
(a)    A transaction whereby a Person directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the Company’s common stock possessing more than 35% of the total combined voting power of the Company’s stock outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Corporation); (ii) an acquisition by the Company or any of its Subsidiaries; (iii) an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (iv) any acquisition of additional voting securities of the Company by any Person that beneficially owned 35% or more of the combined voting power of the Company’s then outstanding stock before such acquisition; or (v) an acquisition described in clauses (c)(i), (c)(ii) or (c)(iii) of this definition.
(b)    The Continuing Directors cease for any reason to constitute a majority of the Board;
(c)    The consummation by the Company, directly or indirectly involving through one or more intermediaries, of a merger, consolidation, reorganization, or business combination, a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting securities outstanding immediately before the consummation of such transaction representing (either by remaining outstanding or by being converted into voting securities of the entity or the person that, as a result of the transaction, directly or indirectly

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controls the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (such entity or such person, being the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the consummation of such transaction, and
(ii)    after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section (c)(ii) of this definition as beneficially owning 35% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of such transaction; and
(iii)    after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or
(d)    The completion of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a change in control event, as that term is defined in Treasury Regulation Section 1.409A-3(i)(5).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or replaced, together with the regulations and official guidance promulgated thereunder, whether prior or subsequent to the grant of an Award.
“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 11 hereof. If there shall be no such committee or subcommittee, Committee shall mean the Board.
“Common Stock” shall mean the common stock of the Company that, by its terms, may be voted on all matters submitted to stockholders of the Company generally.
“Company” shall have the meaning set forth in Article 1.
“Continuing Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section (a) or (c) of the definition of Change in Control) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of a proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
“Director” shall mean a member of the Board, as constituted from time to time.
“Dividend Equivalent” shall mean a right awarded under Section 9.2 to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

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“Eligible Individual” shall mean any person who is an Employee or a Non-Employee Director and has not been disqualified pursuant to Section 10.6.
“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its Shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the market price thereof and causes a change in the per share value of the Shares (or other securities of the Company) underlying outstanding Awards.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” shall mean the fair market value of a Share determined at any time in such manner as the Committee may deem equitable, or as required by applicable law or regulation, including but not limited to Section 409A of the Code with respect to Options and SARs intended to qualify for the stock rights exception under Treas. Reg. Sect. 1.409A-1(b)(5).
“Good Reason,” with respect to a Holder, shall mean Good Reason (or any term of similar meaning or effect) as defined the Holder’s Award Agreement or written employment or other agreement or, if no such agreement exists or it does not contain a definition of Good Reason (or any term of similar meaning or effect), Good Reason shall mean, without the Holder’s prior written consent, (i) a material reduction of his base salary or benefits, provided, however, that such reduction pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect him to a greater extent than other similarly situated employees shall not constitute Good Reason; or (ii) his being required to relocate his primary work location to a location that increases his one-way commute distance by more than 35 miles. Notwithstanding the foregoing, a Holder’s Termination of Service shall not constitute a termination for Good Reason resulting from any event described in the preceding sentence unless (A) he provides written notice to the Company setting forth such event within 30 days after the first occurrence thereof such event, (B) to the extent correctable, the Company fails to cure or remedy such event within 30 days following the Company’s receipt thereof and (C) the effective date of the Holders resignation for Good Reason is not later than 30 days after the expiration of said 30-day period.
“Greater Than 10% Shareholder” shall mean a person or entity then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
“Holder” shall mean the grantee of an Award that has not expired or otherwise terminated.
“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
“Non-Employee Director” shall mean a Director who is not an Employee.
“Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.
“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or that is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
“Option” shall mean an Award under Article 5 entitling its Holder to purchase Shares at a specified exercise price.
“Option Term” shall have the meaning set forth in Section 5.4.
“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation and bylaws, as amended from time to time and (b) if applicable, the resolution of the Board or by-law designating the Committee.
“Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment (including, without limitation, a stock payment made to an Employee for prior services to an Employee for which in the judgment of the

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Committee, no consideration or inadequate consideration was paid), stock bonus award, performance award or incentive award awarded under Section 9.1 that is paid in cash, Shares or a combination thereof.
“Performance Criteria” shall mean criteria that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period.
“Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.
“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.
“Permitted Transferee” shall mean, with respect to a Holder, any family member of the Holder, as defined in the General Instructions to the Registration Statement on Form S-8 under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator subject to Applicable Law.
“Person” means any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
“Plan” shall have the meaning set forth in Article 1.
“Program” shall mean any program adopted by the Administrator containing the terms and conditions intended to govern a specified type of Award granted and pursuant to which such type of Award may be granted.
“Restricted Stock” shall mean Common Stock awarded under Article 7.
“Restricted Stock Units” shall mean an Award under Article 8 of a right to receive Shares.
“SAR” shall mean an Award under Section 5 entitling its Holder to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
“SAR Term” shall have the meaning set forth in Section 5.4.
“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including any such regulations or other guidance that may be issued after the effective date of the Plan.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Share Limit” shall have the meaning set forth in Section 3.1(a).
“Shares” shall mean shares of Common Stock.
“Shareholder” shall mean a shareholder of the Company, unless the context requires otherwise.
“Subsidiary” shall mean any entity in which the Company directly or beneficially owns securities or interests representing at least 50% of the entity’s combined voting power.
“Substitute Award” shall mean an Award granted in connection with a transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding

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equity awards previously granted by a company or other entity; provided, however, that the term Substitute Award shall not be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.
“Termination of Service” shall mean:
(a)    The termination of the engagement of a Holder as a Consultant for any reason, with or without cause, excluding a termination where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)    The cessation for any reason of the service of a Holder as a Non-Employee Director, excluding a cessation where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)    The termination for any reason of a Holder as an Employee, excluding a termination where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary. For purposes of the Plan, such termination shall be deemed to occur in the event that a Subsidiary employing such Holder ceases to be a Subsidiary.
The Administrator shall determine the effect of all matters and questions relating to any Termination of Service, including when and whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and whether a particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an Employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings thereunder.
ARTICLE 3.    SHARES SUBJECT TO THE PLAN
3.1    Number of Shares.
(a)    Subject to Section 3.1(b) below, the number of Shares that may be issued or transferred pursuant to Awards shall be limited to 1,500,000 Shares (the “Share Limit”) any or all of which may be awarded as Incentive Stock Options, Non-Qualified Stock Options, or a combination of both, provided that, to the extent permitted under Applicable Law, an Award that provides for the delivery of Shares after its grant date may be granted in excess of the Share Limit if such Award provides for its forfeiture or cash settlement to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award.
(b)    If any Shares subject to an Award are forfeited or expire, or such Award is settled for cash (in whole or in part), such Shares shall be available for grants of Awards. Any Shares subject to SARs (including an SAR settled in Shares that the Administrator, in its discretion, may substitute for an outstanding Option) that are not issued in connection with stock settlements upon their exercise shall be available for grants of Awards. Shares purchased in the open market with cash proceeds from the exercise of Options shall not be available for Awards. Shares repurchased under Section 7.4 at the same price paid by the Holder or a lower price such that such Shares are returned to the Company shall be available for Awards. Any Shares exchanged by an optionee as full or partial payment of the exercise price under any Option exercised under the Plan and any Shares retained by the Company to comply with applicable income tax withholding requirements, shall be added to the Stock available for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with Awards shall not be counted against the Shares available for issuance under the Plan.
(c)    Substitute Awards shall not reduce the Shares available for issuance under the Plan, except as may be required by Section 422 of the Code. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved

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by its Shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the Shares available for issuance under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
(d)    All Shares issued under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired by the Company.
(e)    No Eligible Individual may receive in any calendar year Awards relating to more than 500,000 shares of Stock.
(f)    The Shares reserved for issuance and the other limitations set forth above shall be subject to adjustment in accordance with Sections 12.1 and 12.2 below.

ARTICLE 4.    GRANTS
4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be made and shall determine the nature and amount of each Award. Except for a Non-Employee Director’s right to Awards under Section 4.6, no Eligible Individual or other person shall have any right to an Award and neither the Company nor shall the Administrator be obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as requiring that any Eligible Individual or other person participate in the Plan.
4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator.
4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any person who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 promulgated under the Exchange Act and any amendments thereto Rule 16b-3) that are required in order to obtain the benefit of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards shall be deemed amended to the extent necessary to conform to such exemptive rule.
4.4    At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue as an Employee or Director of the Company or any Subsidiary, or shall interfere with or restrict the right of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.
4.5    Foreign Holders. Notwithstanding any provision of the Plan or Program, in order to comply with the laws of countries other than the United States in which the Company and its Subsidiaries shall operate or have Employees or Non-Employee Directors, or in order to comply with the requirements of any Applicable Law of such countries, the Company’s chief executive officer (“CEO”) shall have the power and authority to: (a) determine which Subsidiaries in such countries shall be covered by the Plan; (b) determine which Eligible Individuals in such countries are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to such Eligible Individuals to comply with such Applicable Law; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (e) take any action, before or after an

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Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
4.6    Non-Employee Director Awards. The Administrator may provide that Awards to Non-Employee Directors shall be granted pursuant to a written nondiscretionary policy established by the Administrator. Such policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Awards, the terms and conditions upon which such Awards shall be granted. The Administrator may modify such policy from time to time.
ARTICLE 5.    GRANTS OF OPTIONS AND SARS
5.1    Grants. The Administrator is authorized to grant Options and SARs to Eligible Individuals, from time to time on such terms and conditions as it may determine. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall be Non-Qualified Stock Options. All Employees shall be eligible to be granted Options.
5.2    Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future parent corporations or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Shareholder shall be granted an Incentive Stock Option unless it conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which incentive stock options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The provisions set forth in the preceding sentence shall be applied by taking Options and other incentive stock options into account in the order in which they were granted and the fair market value of stock shall be determined as of the time they were granted. Any interpretations and rules respecting Incentive Stock Options shall be consistent with Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder or any other person (a) if an Option (or any part thereof) that is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify or cease to be qualified as an Incentive Stock Option.
5.3    Option and SAR Exercise Price. The exercise price per Share subject to each Option and SAR shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date on which the Option or SAR is granted (or, as to an Incentive Stock Option, on the date when the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of an Incentive Stock Option granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is so modified, extended or renewed). Notwithstanding the foregoing, if an Option or SAR is a Substitute Award, the exercise price per share of the Shares subject thereto may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 409A and Section 424 of the Code.
5.4    Option and SAR Term. The term of each Option (the “Option Term”) and the term of each SAR (the “SAR Term”) shall be fixed by the Administrator; provided, however, that no Option Term or SAR Term shall be more than (a) 10 years from the date when it is granted to an Eligible Individual who is not a Greater Than 10% Shareholder, or (b) 5 years from the date when an Incentive Stock Option is granted to a Greater Than 10% Shareholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.5, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding SAR, and may extend the time period during which vested Options or SARs may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.5 and 12.1, any other term or condition of such Option or SAR relating to such Termination of Service of the Holder or otherwise.

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5.5    Option and SAR Vesting. The period during which the right to exercise an Option or SAR vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise provided in the Award Agreement, the applicable Program or by action of the Administrator following the grant of an Option or SAR, (a) no portion of an Option or SAR that is not exercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or SAR that is not exercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.
5.6    Substitution of SARs. A Program or Award Agreement evidencing the grant of an Option may provide that the Administrator may substitute an SAR for such Option at any time prior to or upon exercise of such Option; provided that such SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.
ARTICLE 6.    EXERCISE OF OPTIONS AND SARS
6.1    Exercise and Payment. An exercisable Option or SAR may be exercised in whole or in part. However, an Option or SAR shall not be exercisable with respect to fractional Shares and the terms of the Option or SAR may require that a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to SARs pursuant to this Article 6 shall be in cash, Shares (based on their Fair Market Value as of the date the SAR is exercised), or a combination thereof, as determined by the Administrator.
6.2    Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or SAR shall be exercised upon delivery of all of the following to the Company, its stock plan administrator or such other person or entity designated by the Administrator, or his or its office:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or SAR, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or SAR or such portion thereof;
(b)    Such representations and documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law.
(c)    In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or SAR, as determined by the Administrator; and
(d)    Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or SAR, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 11.2.
6.3    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of grant (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.
ARTICLE 7.    AWARDS OF RESTRICTED STOCK
7.1    Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless

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otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
7.2    Rights as Shareholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a Shareholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, if approved by the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends that are paid prior to vesting shall only be paid to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
7.3    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.
7.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator may, in its sole discretion, provide that upon certain events, including the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
7.5    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.
ARTICLE 8.    AWARDS OF RESTRICTED STOCK UNITS
8.1    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
8.2    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
8.3    Settlement and Payment. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units, which shall not be earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, the settlement

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date relating to each Restricted Stock Unit shall not occur following the later of (a) the fifteenth day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the fifteenth day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the settlement date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or if the Administrator approves, an amount in cash equal to the Fair Market Value of such Shares on the settlement date or a combination of cash and Common Stock as determined by the Administrator.
8.4    Settlement upon Termination of Service. An Award of Restricted Stock Units shall only vest and be settled while the Holder is an Employee or a member of the Board, as applicable; provided, however, that the Administrator may, in its sole discretion, provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may vest and be settled subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 9.    AWARDS OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS
9.1    Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted as single payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.
9.2    Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, except with respect to Options or SARs, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
ARTICLE 10.    ADDITIONAL TERMS OF AWARDS
10.1    Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards shall be made, including: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise thereof) or Shares held for a minimum period of time established by the Administrator, in each case having a Fair Market Value on the date of delivery equal to the payments required, (c) delivery of a written or electronic notice that the Holder has placed an irrevocable market sell order with a broker acceptable to the Administrator respecting the Shares then issuable upon exercise or vesting of an Award, and that the broker has been irrevocably directed to pay a portion of the proceeds of the sale to the Company sufficient to satisfy such payments upon settlement of such sale, (d) another form of legal consideration acceptable to the Administrator, or (e) any combination of the above permitted forms of payment. Notwithstanding any provision of the Plan, no Holder who is a Director or an executive officer of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2    Tax Withholding.

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(a)    Generally. The Company or any Subsidiary shall deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. Notwithstanding any provision of the Plan, no Option may be exercised and no Award of Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Award shall vest until such amount shall have been so deducted, withheld or remitted or the payment thereof shall have been provided for to the satisfaction of the Administrator in its sole discretion in each case, and the date on which such Option may be exercised and the date on which such Award shall vest shall be deferred until such amount shall have been so deducted, withheld or remitted or the Administrator shall have been so satisfied (provided that an Option that would be exercisable or an Award that would vest, but for the failure of such amount to have been so deducted, withheld or remitted, may be exercised or vest in part from time to time with respect to portions thereof to the extent that such amount shall have been deducted, withheld or paid or the Administrator so satisfied). The Administrator may in satisfaction of the foregoing requirement, permit a Holder to satisfy such obligations by any means described in Section 10.1 hereof, including by allowing such Holder to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or such other number as would not result in adverse financial accounting consequences for the Company or any of its Subsidiaries). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a cashless Option or SAR exercise involving the sale of Shares to pay the Option or SAR exercise price or any tax withholding obligation.
(b)    Discretion of Administrator. Without limiting the discretion of the Administrator under the second sentence of Section 10.2(a), the Company may issue Shares under an Award without deducting or withholding, or requiring the Holder to remit to the Company the amount required to be deducted, withheld or remitted by Section 10.2(a) if (i)(A) the Holder has delivered a written or electronic notice that he has placed an irrevocable market sell order with a broker acceptable to the Company with respect to the Shares to be issued under such Award and (B) such broker has been irrevocably directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of said amount upon settlement of such sale or (ii) the Holder has made other provisions for the payment of such amount. Nothing in this Section 10.2(b) shall be construed as relieving a Holder from liability for such amount if the Company does not receive such amount in the manner contemplated by the previous sentence. In the events described in clause (i) of the first sentence of this subsection (b), the Administrator shall cause the Shares or a certificate representing them to said broker, upon its undertaking to return said Shares or a certificate representing said Shares to the Company if said Shares are not deposited or sold.
10.3    Transferability of Awards.
(a)    Except as otherwise provided in Sections 10.3(b) and 10.3(c):
(i)    No Award may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)    No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted

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disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and
(iii)    During the life of a Holder, only he may exercise any exercisable portion of an Award granted to him, unless it has been disposed of pursuant to a DRO. After his death, any exercisable portion of an Award may, prior to the time when such portion ceases to be exercisable, be exercised by his personal representative or by any person empowered to do so under his will or under the applicable laws of descent and distribution.
(b)    Notwithstanding the provisions of Section 10.3(a), the Administrator may permit a Holder or his Permitted Transferee to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to one or more of his Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all of its terms and conditions (other than the ability to further transfer the Award to a person other than another Permitted Transferee of the Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including documents that (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. Notwithstanding Section 10.3(a), hereof, the Administrator may permit a Holder to transfer an Incentive Stock Option to a trust that is a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)    Notwithstanding the provisions of Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise his rights and to receive any distribution with respect to any Award upon his death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all of the terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than his spouse or domestic partner, as applicable, as his beneficiary with respect to more than 50% of his interest in the Award shall not be effective without the prior written or electronic consent of his spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to hiss will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time, provided that the change or revocation is delivered in writing to the Administrator prior to his death.
10.4    Conditions to Issuance of Shares.
(a)    Except where the Plan specifies the manner in which Shares shall be delivered or deemed to be delivered, the Administrator shall determine such manner. Notwithstanding anything herein, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that (i) the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration or (ii) the Shares are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act, and the certificate representing them bears a legend to such effect. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator deems advisable to comply with Applicable Law.
(b)    All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share

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certificate or book entry to reference restrictions applicable to the Shares (including restrictions applicable to Restricted Stock).
(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation that may be imposed by the Administrator.
(d)    No fractional Shares shall be issued and the Administrator shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)    The Company may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank relating to such Shares.
(f)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates representing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.5    Repricing. The terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval, provided that nothing herein shall prevent the Administrator from taking any action provided for in Section 12.2 above.
10.6    Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate an outstanding Award, including substituting therefor another Award of any kind, changing the date of exercise or settlement and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted.
10.7    Data Privacy. As a condition of receipt of an Award and by virtue of accepting it, a Holder shall be deemed to have explicitly and unambiguously consented to the collection, use, disclosure to third parties and transfer by the Company and its Subsidiaries in any form, of his personal data to the extent permitted or required by Applicable Law, for the exclusive purpose of implementing, administering and managing his participation in the Plan. Such personal data includes, but is but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), shares of stock held in the Company or any of its Subsidiaries and details of his Awards. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. A Holder shall have all rights with respect to such information as are conferred by Applicable Law. The Company may disqualify a person who is otherwise an Eligible Individual from participation in the Plan and, if the Administrator so determines, it may without liability to the Holder terminate any or all of his Awards if he withdraws his consent as described herein.
10.8    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of

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compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment for a “constructive termination” or any similar term under any plan of or agreement with the Company.
ARTICLE 11.    ADMINISTRATION
11.1    Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3, the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom shall be a non-employee director as defined by Rule 16b-3. To the extent required by Applicable Law, each individual constituting the Committee shall be an independent director under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, (i) any action taken by the Committee shall be valid and effective, even if its members at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents and (ii)(A) the Board shall conduct the general administration of the Plan respecting Awards to Non-Employee Directors and, with respect to such Awards, the term Administrator shall be deemed to refer to the Board and (B) the Board or the Committee may delegate its authority hereunder to the extent permitted by Section 11.6.
11.2    Duties and Powers of Administrator. The Administrator shall conduct the general administration of the Plan and shall have power (i) to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, (ii) to interpret, amend or revoke any such rules and (iii) to amend the Plan or any Program or Award Agreement, provided that the rights or obligations of the Holder of an Award that is the subject of any such Program or Award Agreement are not materially and adversely affected thereby, unless his consent is obtained or such amendment is otherwise permitted. The Board may at any time and from time to time exercise any and all powers and duties of the Committee in its capacity as the Administrator, except with respect to matters which under Rule 16b-3 or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined by the Committee. The Company, the Board, the Committee and the Administrator shall act or refrain from acting and make determinations in all matters relating to the Plan in their sole discretion, except where the Plan or Applicable Law requires otherwise.
11.3    Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or required by Applicable Law, a majority of the members of the Administrator shall constitute a quorum and the acts of a majority of such members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be the acts of the Administrator.
11.4    Authority. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator shall have exclusive power and authority to:
(a)    Designate Eligible Individuals;
(b)    Determine the kind or kinds of Awards to be granted to each Eligible Individual (including any Awards granted in tandem with another Award);
(c)    Determine the Awards to be granted and the number of Shares to which each relates;
(d)    Determine the terms and conditions of any Award, including its exercise price, grant price, purchase price, any Performance Criteria or other performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator determines;
(e)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

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(f)    Prescribe the forms of each Award Agreements, which need not be identical;
(g)    Decide all other matters to be determined in connection with an Award;
(h)    Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;
(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k)    Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time, subject to such terms and conditions as it specifies and Section 12.2.
11.5    Decisions Binding. The Administrators interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.
11.6    Delegation of Authority. The Board or Committee may delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company or Directors to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any such delegation shall be permitted only to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to such restrictions and limitations as the Board or Committee shall specify or that are otherwise included in the applicable Organizational Documents, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegee. A delegee shall serve at the pleasure of the Board or the Committee and the Board or the Committee may abolish any committee at any time and revest in itself any delegated authority.
ARTICLE 12.    MISCELLANEOUS
12.1    Amendment, Suspension or Termination of the Plan.
(a)    Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated by the Board; provided that, except as provided in Section 10.5 and Section 12.10, no such amendment, suspension or termination shall, without the consent of the Holder of an Award, materially and adversely affect any rights or obligations thereunder, unless the Award expressly so permits.
(b)    Notwithstanding the provisions of Section 12.1(a) and except as provided in Section 12.2, the Board may not increase the Share Limit without approval of the Shareholders given within 12 months before or after such action.
(c)    No Award may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein, no Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Shareholders.
12.2    Changes in Common Stock or Assets; Certain Corporate Events.
(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of assets to the Shareholders, or any

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other change affecting shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including adjustments of the Share Limit and kind of Shares which may be issued under the Plan, and adjustments of the Director Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including any applicable performance targets or criteria with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6.
(b)    In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company or a Subsidiary or the financial statements of the Company or a Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, may take any one or more of the following actions whenever the Administrator determines that it is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i)    Provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights and if, as of the date of the occurrence of the transaction or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, terminate such Award without payment;
(ii)    Provide that such Award shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or be replaced by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iii)    Make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and future Awards;
(iv)    Cause such Award to be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything in the Plan or the applicable Program or Award Agreement;
(v)    Replace such Award with other rights or property selected by the Administrator; or
(vi)    Determine that such Award cannot vest, be exercised or become payable after such event.
(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything in Sections 12.2(a) and 12.2(b):
(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted and such shall be nondiscretionary and shall be final and binding on the Holder; and/or
(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and

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kind of Shares that may be issued under the Plan (including adjustments of the Share Limit and kind of Shares which may be issued under the Plan).
(d)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to: (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 12.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the related Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s determination, provided, that in the event a Holder experiences a Termination of Service by the Company for other than Cause or by the Holder for Good Reason following such Change in Control, then the vesting and, if applicable, exercisability of 100% of the then-unvested Shares (or other securities or property) subject to the Awards held by such Holder shall accelerate upon the date of such Termination of Service.
(e)    In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator shall cause such Award to become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on such Award to lapse and, to the extent unexercised upon the consummation of such transaction, to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i). The Administrator shall notify the Holder of any Award that becomes exercisable pursuant to the preceding sentence that such Award shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the consummation of the Change in Control in accordance with the preceding sentence.
(f)    For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
(g)    The Administrator may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(h)    Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to contravene Section 422(b)(1) of the Code or (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3, or (iv) cause an Award to fail to be exempt from or comply with Section 409A.
(i)    The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or its Shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common

18

Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(j)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to its Shareholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
12.3    Shareholder Approval. The Plan shall be submitted for the approval of the Company’s Shareholders within 12 months after the date of the Boards initial adoption of the Plan.
12.4    No Shareholder Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a Shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
12.5    Paperless Administration. If the Company establishes, for itself or using the services of a third party, an automated system for the documentation, grant or exercise of Awards, the paperless documentation, grant or exercise of Awards by a Holder may be permitted through the use thereof.
12.6    Effect of Plan upon Other Compensation Plans. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other form of incentive or compensation for Employees or Directors of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan.
12.7    Compliance with Laws. The Plan, the grant and vesting of Awards and the issuance and delivery of Shares and the payment of money under the Plan or under Awards are subject to compliance with all Applicable Law, and to such approvals by any listing, regulatory or governmental authority as may be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law. Notwithstanding anything herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
12.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.9    Governing Law. The Plan, any Programs and Award Agreements, and any controversy arising out of or relating to this Plan, any Programs, and Award Agreements shall be administered, interpreted, governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof. To the extend not preempted by ERISA, all other matters shall be governed by and construed in accordance with the internal laws of Illinois without regard to any state’s conflict of law principles. Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.
12.10    Section 409A. To the extent that the Administrator determines that an Award is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement respecting such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), (a) such Award or amount shall only be paid to the extent that such Termination of Service qualifies as a separation from service as defined in Section 409A, and (b) if such Award or amount is payable to a specified employee as defined in Section 409A, then, to the extent required in order to avoid a prohibited distribution under Section 409A, such Award

19

or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the 6-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. In the event that the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but shall not be obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan is determined to constitute non-compliant, nonqualified deferred compensation subject to the imposition of taxes, penalties and/or interest under Section 409A.
12.11    Unfunded Status of Awards. The Plan is intended to be an unfunded plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.
12.12    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.13    Expenses. The expenses of administering the Plan shall be borne by the Com

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REVOCABLE PROXY Heritage-Crystal Clean, Inc.

To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.	For	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:
1. The election as class II directors all nominees listed below each with terms expiring at the 2022 Annual Meeting (except as marked to the contrary below):	☐	☐	☐

01 Brian Recatto 02 Charles E. Schalliol

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5	For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year 2019.	☐	☐	☐

	For	Against	Abstain
3. Advisory vote to approve the named executive officer compensation for fiscal 2018, as disclosed in the Proxy Statement for the annual meeting.	☐	☐	☐

	For	Against	Abstain
4. To approve the adoption of the 2019 Incentive Award Plan	☐	☐	☐

	For	Against	Abstain
5. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 26,000,000 shares to 31,000,000 shares.

	☐	☐	☐

	For	Against	Abstain
6. To consider and transact such other business as may properly come before the meeting or any adjournments or postponements thereof.	☐	☐	☐

HERITAGE-CRYSTAL CLEAN, INC.
Annual Meeting of Shareholders
May 1, 2019

The undersigned hereby appoints Brian Recatto and Mark DeVita, and each of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of Heritage-Crystal Clean, Inc. (the “Company”), to be held at the Company's corporate headquarters located at 2175 Point Boulevard, Suite 375, Elgin, Illinois, 60123 on May 1, 2019, at 9:00 a.m., Central Time, and any
adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other matters as may properly come before this meeting.
The undersigned hereby revokes any other proxy executed previously for the upcoming Annual Meeting of Stockholders.
This Proxy, when properly executed, will be voted in the manner the undersigned stockholder directs on this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR the election of all the directors listed on this card under
Proposal 1, and FOR proposals 2, 3, 4, and 5.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
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